UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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EOG Resources, Inc.

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EOG RESOURCES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

APRIL 30, 2020

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2020 annual meeting of stockholders (“Annual Meeting”) of EOG Resources, Inc. will be held at Heritage Plaza, 1111 Bagby, Houston, Texas 77002, at 2:00 p.m., Central Time, on Thursday, April 30, 2020, for the following purposes:

1. To elect eight directors to hold office until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified;

2. To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as our auditors for the year ending December 31, 2020;

3. To hold a non-binding advisory vote on executive compensation; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Holders of record of our Common Stock at the close of business on March 6, 2020 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Beginning on or about March 20, 2020, the Company is mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) containing instructions on how to access the proxy materials (including our 2019 annual report) via the Internet, as well as instructions on voting shares via the Internet. The Notice also contains instructions on how to request a printed copy of the proxy materials by mail or an electronic copy of the proxy materials by email.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 20, 2020

i

EOG RESOURCES, INC.

PROXY STATEMENT

The accompanying form of proxy is solicited by the Board of Directors (“Board”) of EOG Resources, Inc. (“EOG,” “we,” “us,” “our” or “company”) to be used at our 2020 annual meeting of stockholders (“Annual Meeting”) to be held at Heritage Plaza, 1111 Bagby, Houston, Texas 77002, at 2:00 p.m., Central Time, on Thursday, April 30, 2020. The proxy materials, including this proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2019 annual report, are being first distributed and made available to our stockholders on or about March 20, 2020.

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. If you would like to attend the Annual Meeting, you may contact our Corporate Secretary (Michael P. Donaldson) at (713) 651-7000 for directions to the Annual Meeting. To vote in person at the Annual Meeting, you must (1) be a holder of record of our Common Stock as of the close of business on March 6, 2020 (the “Record Date”) or (2) obtain a valid proxy from the record holder of the shares if you were, as of the Record Date, a beneficial owner of our common stock held in street name; follow the instructions of your bank, broker or other nominee to obtain such a proxy.

Attendance at the Annual Meeting is limited to holders of record of our Common Stock as of the Record Date and EOG’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our Common Stock, such as a bank or brokerage account statement indicating that you owned shares of our Common Stock as of the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance.

If you received a printed copy of the proxy materials, you also received a copy of our 2019 annual report. However, the 2019 annual report does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the accompanying form of proxy.

In addition to solicitation by mail, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our Common Stock held of record as of the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

In some cases, one paper copy of this proxy statement and the accompanying notice of annual meeting of stockholders and the 2019 annual report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, an additional paper copy of this proxy statement, the accompanying notice of annual meeting of stockholders and/or the 2019 annual report to such a stockholder at a shared address to which a single paper copy of such document was delivered. Stockholders sharing an address who receive multiple printed copies of our proxy materials and who wish to receive a single printed copy of our proxy materials may also submit requests for delivery of a single paper copy of this proxy statement or the accompanying notice of annual meeting of stockholders or the 2019 annual report, but, in such event, will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, or a stockholder may make a request by calling our Corporate Secretary at (713) 651-7000.

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also inspect this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of 10 days prior to the Annual Meeting.

The mailing address of our principal executive offices is 1111 Bagby, Sky Lobby 2, Houston, Texas 77002.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on April 30, 2020

This proxy statement, the accompanying notice of annual meeting of stockholders and form of proxy and our 2019 annual report are available via the Internet at www.proxyvote.com. Pursuant to United States Securities and Exchange Commission (“SEC”) rules related to the Internet availability of proxy materials, we have elected to provide access to our proxy materials on the Internet instead of mailing a printed copy of the proxy materials to each stockholder of record.

Accordingly, beginning on or about March 20, 2020, we are mailing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our stockholders of record as of the Record Date (but excluding those stockholders who have previously requested a printed copy of our proxy materials) in lieu of mailing the printed proxy materials. Instructions on how to access the proxy materials via the Internet, on voting shares via the Internet and on how to request a printed or electronic copy of the proxy materials may be found in the Notice. All stockholders will have the option to access our proxy materials on the website referred to above.

Stockholders will not receive printed copies of the proxy materials unless they request (or have previously requested) such form of delivery. Printed copies will be provided upon request at no charge. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by email on an ongoing basis. A request to receive proxy materials in printed form by mail or electronically by email will remain in effect until the stockholder terminates such request.

Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet using the instructions on the Notice or, if you received a printed copy of the proxy materials (which includes the proxy card), by signing and returning the proxy card in the pre-paid envelope provided or by voting via the Internet or by phone using the instructions provided on the proxy card.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our Common Stock as of the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. As of the Record Date, there were 582,054,955 shares of our Common Stock outstanding. Other than our Common Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and do not have cumulative voting rights with respect to the election of directors.

Stock Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by each person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (as amended, “Exchange Act”)) whom we know beneficially owned more than 5% of our Common Stock as of December 31, 2019, based on filings with the SEC as of February 29, 2020. We have prepared the table and the related notes below based on such filings with the SEC, and we have not sought to independently verify any of such information.

Name and Address of Beneficial Owner	Number of Shares	Percent of Class(a)
Capital Research Global Investors(b) 333 South Hope Street, Los Angeles, CA 90071	60,548,187	10.4%
The Vanguard Group(c) 100 Vanguard Blvd., Malvern, PA 19355	46,672,076	8.0%
Capital International Investors(d) 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025	45,635,521	7.8%
BlackRock, Inc.(e) 55 East 52nd Street, New York, NY 10055	36,752,689	6.3%

(a)	Based on 581,914,196 shares of our Common Stock outstanding as of December 31, 2019.

(b)

Based on its Schedule 13G/A filed on January 10, 2020 with respect to its beneficial ownership of our Common Stock as of December 31, 2019, Capital Research Global Investors has sole voting power with respect to 60,546,994 shares and sole dispositive power with respect to 60,548,187 shares. Beneficial ownership of these shares is disclaimed.

(c)

Based on its Schedule 13G/A filed on February 12, 2020 with respect to its beneficial ownership of our Common Stock as of December 31, 2019, The Vanguard Group has sole voting power with respect to 860,014 shares, sole dispositive power with respect to 45,722,197 shares, shared voting power with respect to 157,648 shares and shared dispositive power with respect to 949,879 shares.

(d)

Based on its Schedule 13G/A filed on February 14, 2020 with respect to its beneficial ownership of our Common Stock as of December 31, 2019, Capital International Investors has sole voting power with respect to 44,886,608 shares and sole dispositive power with respect to 45,635,521 shares. Beneficial ownership of these shares is disclaimed.

(e)

Based on its Schedule 13G/A filed on February 5, 2020 with respect to its beneficial ownership of our Common Stock as of December 31, 2019, BlackRock, Inc. has sole voting power with respect to 31,537,358 shares and sole dispositive power with respect to 36,752,689 shares.

Stock Ownership of the Board and Management

The following table sets forth certain information regarding the ownership of our Common Stock by (1) each director and director nominee of EOG, (2) each “Named Officer” of EOG named in the “Summary Compensation Table” in the “Executive Compensation” section below and (3) all current directors and executive officers of EOG as a group, in each case as of February 29, 2020. Under Rule 13d-3 under the Exchange Act, a person shall be deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days. April 29, 2020 is the date 60 days from February 29, 2020, the date as of which ownership is reported in this table.

Name	Shares Beneficially Owned(a)	Stock-Settled Stock Appreciation Rights Exercisable by 4-29-20(b)	Total Beneficial Ownership	Restricted Stock Units, Performance Units and Phantom Shares(c)	Total Ownership(d)
Janet F. Clark	568	0	568	18,830	19,398
Charles R. Crisp	26,923	0	26,923	21,897	48,820
Robert P. Daniels	0	0	0	6,676	6,676
James C. Day	28,934	5	28,939	11,737	40,676
Michael P. Donaldson	75,760	0	75,760	70,240	146,000
Timothy K. Driggers	178,977	0	178,977	68,342	247,319
C. Christopher Gaut	500	0	500	4,387	4,887
Lloyd W. Helms, Jr.	62,377	0	62,377	107,809	170,186
Julie J. Robertson	493	0	493	1,972	2,465
Donald F. Textor	72,651	0	72,651	70,928	143,579
William R. Thomas	502,125	0	502,125	359,700	861,825
Ezra Y. Yacob	50,508	0	50,508	20,909	71,417
All current directors and executive officers as a group (13 in number)	1,025,083	5	1,025,088	780,068	1,805,156

(a)

Includes (1) shares for which the person directly or indirectly has sole or shared voting or investment power; (2) shares of restricted stock held under the Amended and Restated EOG Resources, Inc. 2008 Omnibus Equity Compensation Plan (“2008 Stock Plan”) for which the participant has sole voting power and no investment power until such shares vest in accordance with the provisions of the 2008 Stock Plan; and (3) shares of our Common Stock that would be received upon the vesting of restricted stock units (“RSUs”) held under the 2008 Stock Plan on or before April 29, 2020.

(b)

The shares shown in this column, which are not reflected in the adjacent column entitled “Shares Beneficially Owned,” consist of shares of our Common Stock that would be received upon the exercise of stock-settled stock appreciation rights (“SARs”) held under the 2008 Stock Plan by the individuals shown that are exercisable on or before April 29, 2020, based on, for purposes of this table, the closing price of our Common Stock on the New York Stock Exchange (“NYSE”) of $63.26 per share on February 28, 2020, net of a number of shares equal to the minimum statutory tax withholding requirements with respect to such exercise (which shares would be deemed forfeited in satisfaction of such taxes). The shares shown in this column are “beneficially owned” under Rule 13d-3 under the Exchange Act.

(c)

Includes (1) RSUs held under the 2008 Stock Plan vesting after April 29, 2020 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; (2) performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed; or at the achieved performance multiple for grants for which the applicable performance period has been completed) held under the 2008 Stock Plan vesting after April 29, 2020 for which the participant has no voting or investment power until such units vest and are released as shares of our Common Stock in accordance with the provisions of the 2008 Stock Plan; and (3) phantom shares held in the individual’s phantom stock account under the EOG Resources, Inc. 409A Deferred Compensation Plan (formerly known as the EOG Resources, Inc. 1996 Deferral Plan) (as amended, the “Deferral Plan”) for which the individual has no voting or investment power until such phantom shares are released as shares of our Common Stock in accordance with the provisions of the Deferral Plan and the individual’s deferral election. Because such units and shares will not vest or be released on or before April 29, 2020, the units and shares shown in this column are not “beneficially owned” under Rule 13d-3 under the Exchange Act.

(d)

None of our directors or “Named Officers” beneficially owned, as of February 29, 2020, more than 1% of the shares of our Common Stock outstanding as of February 29, 2020. Based on 582,053,833 shares of our Common Stock outstanding as of February 29, 2020, our current directors and executive officers as a group (13 in number) beneficially owned approximately 0.2% of the shares of our Common Stock outstanding as of February 29, 2020 and had total ownership of approximately 0.3% of the shares of our Common Stock outstanding as of February 29, 2020.

CORPORATE GOVERNANCE

Board of Directors

Director Independence

The Board has affirmatively determined that seven of our eight current directors, namely Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut and Textor, have no direct or indirect material relationship with EOG and thus meet the criteria for independence of Article III, Section 12 of our bylaws, which are available on our website at www.eogresources.com/company/board-of-directors, as well as the independence requirements of the NYSE and the SEC.

In assessing director independence, the Board considered, among other matters, the nature and extent of any business relationships, including transactions conducted, between EOG and each director and between EOG and any organization for which one of our directors or an immediate family member is a director or executive officer or with which one of our directors or an immediate family member is otherwise affiliated. Specifically, the Board considered, among other things, (1) various transactions in connection with the exploration and production of crude oil and natural gas, such as revenue distributions, joint interest billings, payments for midstream services (i.e., gathering, processing and transportation-related services) or oilfield services (including related equipment and supplies) and payments for crude oil and natural gas, between EOG and certain entities engaged in certain aspects of the oil and gas business for which one of our directors is a director or executive officer or is otherwise directly or indirectly affiliated, (2) payments of dues and contributions to certain not-for-profit entities (such as trade associations) with which one of our directors or an immediate family member is affiliated and (3) any relationships (employment, contractual or otherwise) between EOG and immediate family members of directors.

Except with respect to Mr. Thomas, the Board has determined that all such relationships and transactions that it considered were not material relationships or transactions with EOG and did not impair the independence of our directors. The Board has determined that Mr. Thomas is not independent because he is our Chief Executive Officer (“CEO”).

Director Skills and Experience Matrix; Director Independence and Diversity Charts

Please see “Item 1. Election of Directors” below for a description of certain key skills and areas of experience of our director nominees that we believe are relevant to our business, and an accompanying skills and experience matrix for our director nominees. Also included in “Item 1. Election of Directors” below are charts regarding the independence and gender diversity of our director nominees.

Meetings

The Board held six meetings during the year ended December 31, 2019.

Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. Our directors are expected to attend our annual meeting of stockholders. All of our then-current directors attended our 2019 annual meeting of stockholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors held six executive sessions during the year ended December 31, 2019. Each of our non-employee directors during the year ended December 31, 2019 participated in each of the six executive sessions.

Mr. Textor (i) was appointed by the non-employee directors as the presiding director for the executive sessions in 2019 and (ii) has been appointed by the non-employee directors as the presiding director for executive sessions in 2020 as well. As discussed below, the presiding director is elected annually by and from the non-employee directors of our Board.

Board Leadership Structure

The Board does not have a policy on whether or not the roles of Chairman of the Board and CEO should be separate or combined and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. The directors serving on our Board possess considerable professional and industry experience, significant and diverse experience as directors of both public and private companies and a unique knowledge of the challenges and opportunities that EOG faces. As such, the Board believes that it is in the best position to evaluate the needs of EOG and to determine how best to organize EOG’s leadership structure to meet those needs. The Board believes that the most effective leadership structure for EOG at the present time is for Mr. Thomas to serve as both Chairman of the Board and CEO.

This model has succeeded because it makes clear that the Chairman of the Board and CEO is responsible for managing our business, under the oversight and review of our Board. This structure also enables our CEO to act as a bridge between management and the Board, helping both to act with a common purpose.

Mr. Thomas has been our Chairman of the Board and CEO since January 2014 and has been with EOG and its predecessor companies for over 41 years. Prior to becoming our Chairman of the Board and CEO, Mr. Thomas served as President and CEO of the company from July 2013 through December 2013, and as President of the company from September 2011 to July 2013. Prior to September 2011, Mr. Thomas served in various leadership positions at EOG, including leadership positions in our Houston, Texas headquarters office and leadership positions in our Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays.

Since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average, the Nasdaq Composite Index and the Standard & Poor’s 500 Index (measured as of March 13, 2020), thus demonstrating, we believe, the effectiveness of EOG’s leadership structure.

The Board believes that there is substantial independent oversight of EOG’s management and a strong counterbalancing governance structure in place, as demonstrated by the following:

•

We have an independent presiding director.    The presiding director is elected annually by and from the non-employee directors of our Board. Our Board believes that the presiding director serves a valuable role in the overall leadership of the Board by providing additional oversight of our management. The presiding director has clearly defined leadership authority and responsibilities, which are described in our Corporate Governance Guidelines and which include (i) presiding at all meetings of the Board at which the Chairman of the Board is not present as well as at executive sessions of the non-employee directors, (ii) serving as liaison between the Chairman of the Board and our other executive officers and the non-employee directors and (iii) briefing the Chairman of the Board and our other executive officers, as needed or appropriate, on matters discussed in the executive sessions. Our presiding director establishes the agenda for the executive sessions of the non-employee directors and has the authority to call, and establish the agenda for, additional meetings of the non-employee directors. In addition, our presiding director is afforded direct and complete access to the Chairman of the Board at any time as the presiding director deems necessary or appropriate, and he is available for direct communication with our stockholders as described under “Stockholder Communications with the Board” below.

•

We have a substantial majority of independent directors.    Seven of our current eight directors meet the criteria for independence required by the NYSE, the SEC and our bylaws; only Mr. Thomas is deemed not independent since he is our CEO. Our Corporate Governance Guidelines also provide that at least three-fifths of our directors must meet such independence standards.

•

Key committees are comprised solely of independent directors.    Our Audit, Compensation and Nominating, Governance and Sustainability Committees are each comprised solely of independent directors. Each of our non-employee directors serves on each of the committees.

•

Non-employee directors meet regularly.    Our non-employee directors typically meet in executive session without our employee director (Mr. Thomas) at each regularly scheduled Board meeting. Our non-employee directors held six executive sessions during the year ended December 31, 2019. As noted above, such executive sessions are chaired by the independent presiding director.

•

We have annual director elections.    Our stockholders provide balance to the corporate governance process in that each year each director is elected pursuant to the majority voting provisions in our bylaws. Our stockholders may also communicate directly with the presiding director or any other director, as described under “Stockholder Communications with the Board” below.

Board’s Role in Risk Oversight

Our Board retains primary responsibility for risk oversight. To assist the Board in carrying out its oversight responsibilities, members of our senior management report to the Board on areas of risk to our company. For example, to assist our Board in carrying out its oversight responsibilities with respect to climate change-related risks, members of our senior management discuss climate change and environmental-related matters with our Board throughout the year and, at least annually, review with the Board our environmental performance as well as trends and industry comparisons.

In addition, our Board committees consider specific areas of risk inherent in their respective areas of oversight and report to the full Board regarding their activities. For example, our Audit Committee periodically discusses with management our major financial risk exposures and the steps management has taken to monitor and control such exposures. Further, cybersecurity is an integral part of our risk management and an area of increasing focus for our Board and management. Accordingly, our Audit Committee also (i) oversees, and receives regular reports from our senior management regarding, EOG’s policies, strategies and initiatives for mitigating cybersecurity and information technology risks and (ii) receives reports from, and discusses with, our senior management any cybersecurity incidents we may experience.

Our Compensation Committee incorporates risk considerations, including the risk of losing key personnel and any risks that may be presented by our compensation policies and practices, as it evaluates the performance of our CEO and other executive officers, determines our executive compensation and evaluates our compensation policies and practices. Our Nominating, Governance and Sustainability Committee focuses on issues relating to Board and Board committee composition and provides oversight with respect to environmental, social and governance (“ESG”) matters.

Further, to ensure that our Board has a broad view of our overall risk management process, the Board regularly reviews our long-term strategic plans and the principal issues and risks that we may face, as well as the processes through which we manage risks.

At this time, we believe that combining the roles of Chairman of the Board and CEO enhances the Board’s administration of its risk oversight function because, through his role as Chairman of the Board, and based on his experiences with the daily management of our business as our CEO and previously as our President and in other leadership positions, Mr. Thomas provides the Board with valuable insight into our risk profile and the options to mitigate and address those risks.

Committees of the Board

The charter for each committee of the Board identified below is available on our website at www.eogresources.com/company/board-of-directors. Copies of the committee charters are also available upon written request to our Corporate Secretary.

Nominating, Governance and Sustainability Committee

The Nominating, Governance and Sustainability Committee, which is comprised exclusively of independent directors, is responsible for the following, in each case in consultation with the Board and each of the Board committees:

•	identifying prospective qualified candidates to fill vacancies on the Board;

•	recommending director nominees (including chairpersons) for each of our committees;

•	developing and recommending appropriate corporate governance guidelines;

•	providing oversight and guidance with respect to ESG matters;

•	receiving updates from management regarding our ESG activities;

•	reviewing our annual Sustainability Report; and

•	overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating, Governance and Sustainability Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist EOG in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating, Governance and Sustainability Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute greater weight to any one attribute. Further, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating, Governance and Sustainability Committee takes into account.

While there are no specific minimum requirements that the Nominating, Governance and Sustainability Committee believes must be met by a prospective director nominee (other than the general requirements of our Corporate Governance Guidelines discussed below with respect to director age, director independence and director service on the boards of directors of other public companies), in evaluating prospective candidates, the Nominating, Governance and Sustainability Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills as well as other credentials and qualifications, including, but not limited to, the credentials and qualifications set forth in our Corporate Governance Guidelines. In addition, the Nominating, Governance and Sustainability Committee will consider whether such individual is willing and able to commit the time necessary for Board and Board committee service.

Furthermore, the Nominating, Governance and Sustainability Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals who can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and of the oil and gas industry.

While our Board has no current plans to increase the size of the Board, if, in the future, the Board determines that it is appropriate to add a director, the Nominating, Governance and Sustainability Committee will, pursuant to its charter, take into account diversity in professional experience, skills and background, diversity in race and gender, the credentials and qualifications set forth in our Corporate Governance Guidelines and the other attributes and factors described above, in evaluating candidates for such directorship.

Our Corporate Governance Guidelines, which are available at www.eogresources.com/company/board-of-directors, mandate that:

•

any director having reached 80 years of age, and each year thereafter, shall discuss with the Chairman of the Board and the Nominating, Governance and Sustainability Committee, and the Nominating, Governance and Sustainability Committee shall affirmatively determine, whether it is appropriate for such director to stand for re-election as a director of the company at the end of his or her current term;

•	at least three-fifths of our directors must meet the criteria for independence required by the NYSE, the SEC and our bylaws; and

•	no non-employee director may serve on the board of directors of more than four other public companies, and our CEO may not serve on the board of directors of more than two other public companies.

As an alternative to term limits for directors, the Nominating, Governance and Sustainability Committee annually reviews each director’s continuation on the Board and regularly assesses the appropriate size of the Board.

The Nominating, Governance and Sustainability Committee uses a variety of methods for identifying and evaluating director nominees and considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating, Governance and Sustainability Committee through current or former directors, members of executive management, other sources of referral or EOG’s contacts in the business and other professional communities. These candidates may be evaluated at regular or special meetings of the Nominating, Governance and Sustainability Committee and may be considered at any point during the year.

When appropriate and at its discretion, the Nominating, Governance and Sustainability Committee may retain a search firm to assist in identifying candidates for the Board. In such instance, and consistent with the charter of the Nominating, Governance and Sustainability Committee and our Corporate Governance Guidelines, such search firm will be affirmatively instructed to include qualified women and minority candidates for consideration by the Board and the Nominating, Governance and Sustainability Committee.

In addition, the Nominating, Governance and Sustainability Committee will consider nominees recommended by stockholders in accordance with the procedures outlined under “Stockholder Proposals and Director Nominations — Nominations for 2021 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders” below. The Nominating, Governance and Sustainability Committee will evaluate such nominees according to the same criteria, and in the same manner, as any other director nominee.

The Nominating, Governance and Sustainability Committee held four meetings during the year ended December 31, 2019. The Nominating, Governance and Sustainability Committee is currently comprised of Ms. Robertson (Chairperson), Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut and Textor.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, is responsible for the oversight of our accounting and financial reporting processes and the audits and reviews of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NYSE rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Ms. Clark, an independent director since January 2014 and the Chairperson of our Audit Committee since February 2015, Mr. Textor, an independent director since May 2001 and the Chairman of our Audit Committee from May 2001 until February 2015, and Mr. Gaut, an independent director since October 2017, are each an “audit committee financial expert” (as defined in the SEC rules) because each has the following attributes: (1) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (2) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (3) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of accounting issues that can reasonably be expected to be raised by our financial statements; (4) an understanding of internal controls over financial reporting; and (5) an understanding of audit committee functions. Each of Ms. Clark and Messrs. Textor and Gaut has acquired these attributes by means of having held various positions that provided relevant experience, as described in each director’s biographical information under “Item 1. Election of Directors” below, and, in the case of Mr. Textor, by having served as Chairman of our Audit Committee from May 2001 until February 2015.

The Audit Committee has sole and direct authority, at its discretion and at our expense, to appoint, compensate, oversee, evaluate and terminate our independent auditors and any other registered public accounting firms engaged to perform audit, review or attest services for EOG, and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and ethics and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee. The Audit Committee also reviews and approves the annual Report of the Audit Committee that is included in this proxy statement.

The Audit Committee held seven meetings during the year ended December 31, 2019 and is currently comprised of Ms. Clark (Chairperson), Ms. Robertson and Messrs. Crisp, Daniels, Day, Gaut and Textor.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans and for the evaluation and determination of the compensation arrangements for our executive officers and directors. The Compensation Committee is also responsible for reviewing the disclosures in our Compensation Discussion and Analysis and providing the annual Compensation Committee Report, both of which are included in this proxy statement. Please refer to “Compensation Discussion and Analysis — Compensation Process” and “Director Compensation and Stock Ownership Guidelines” below for a discussion of the Compensation Committee’s procedures and processes for making executive officer and non-employee director compensation determinations. In addition, the Compensation Committee is responsible for reviewing the relationship between our risk management policies and compensation policies and practices and making a determination as to whether any of our compensation policies or practices expose us to risks.

The Compensation Committee is authorized, at its discretion and at our expense, to retain, oversee, obtain the advice of, compensate and terminate such compensation consultants and other advisors as the Compensation Committee deems necessary to assist with the execution of its duties and responsibilities, and is responsible for assessing the independence of any such consultants or advisors and whether any such consultant or advisor has a conflict of interest in respect of its engagement by the Compensation Committee. All of the members of the Compensation Committee qualify as “Non-Employee Directors” under Rule 16b-3 under the Exchange Act.

The Compensation Committee held five meetings during the year ended December 31, 2019 and is currently comprised of Messrs. Daniels (Chairman), Crisp, Day, Gaut and Textor and Mses. Clark and Robertson.

Compensation Committee Interlocks and Insider Participation

Messrs. Daniels (Chairman), Crisp, Day, Gaut and Textor and Mses. Clark and Robertson serve as members of the Compensation Committee and none of them is a current or former officer or employee of EOG. During the year ended December 31, 2019, none of our executive officers served as a director or member of the compensation committee (or other committee of the board performing equivalent functions) of another entity where an executive officer of such entity served as a director of EOG or on our Compensation Committee.

Stockholder Communications with the Board

Pursuant to the process adopted by the Board, our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary (Michael P. Donaldson), who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received in a log established for that purpose, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received in a log established for that purpose and promptly forward the communication to the director(s) to whom it is addressed. Further information regarding this process can be found on our website at www.eogresources.com/company/board-of-directors.

Our stockholders and other interested parties can also communicate directly with the presiding director for the executive sessions of the non-employee directors, or the non-employee directors as a group, using the same procedure outlined above for general communications with the Board, except any such communication should be addressed to the presiding director or to the non-employee directors as a group, as appropriate.

Environmental, Social and Governance Matters

Engagement with Stockholders

As stated in our prior public disclosures, EOG is committed to open, collaborative communications with our stockholders; transparency; providing our stockholders with the ability to effectively voice their opinions; being accountable to our stockholders; and operating in an environmentally responsible and safe manner.

Pursuant to these commitments, we have, over the last several years, engaged in, and continue to engage in, substantial, collaborative discussions and correspondence with various EOG stockholders regarding a range of ESG matters. In addition, we have maintained a productive, ongoing dialogue with our investors regarding our public disclosures addressing a range of ESG topics. EOG intends to continue engaging in such discussions and correspondence with our stockholders and to periodically update and expand our related public disclosures.

2018 Sustainability Report

As evidence of our continuing commitment, EOG published our 2018 Sustainability Report in September 2019. Like our inaugural 2017 Sustainability Report, our 2018 Sustainability Report reflects the contributions of many employees across multiple functions throughout the company and, we believe, is a great example of EOG’s multi-disciplinary teamwork and our commitment to sustainability.

In a continuing effort to improve our ESG reporting, our 2018 Sustainability Report expanded on the disclosures in our inaugural 2017 Sustainability Report, and introduced new disclosures in a number of areas:

•

Alignment with TCFD – To address stakeholders’ desire for more disclosure on EOG’s climate-related risk assessment and management, we integrated recommendations by the Task Force on Climate-related Financial Disclosures.

•

Scenario Analysis – We assessed the viability of our business by conducting a robust, long-term analysis of our current portfolio of assets to test its resiliency in a low-carbon scenario as set forth in the International Energy Agency’s Sustainable Development Scenario.

•

Methane Emissions Intensity Rate Calculation – Historically, we disclosed our methane emissions as an intensity rate relative to our total production of oil, natural gas and natural gas liquids because methane emissions result from all of our production activity. While we continue that practice, we added a new percentage metric that represents our methane emissions relative solely to our natural gas production to be consistent with an emerging energy industry standard.

•

Water Reuse and Water Use Percentages – We enhanced our water intensity rate disclosure by providing the percentage of reuse back to 2016. For the reporting year 2018, we further categorized our water use into fresh, non-fresh and reuse. We expect to provide these additional categories in future years.

Our Sustainability Report is available on our corporate website at www.eogresources.com/sustainability. Our next Sustainability Report (to be published in the fall of 2020) will contain updated and expanded narrative and quantitative disclosures regarding our ESG-related activities.

2019 Methane Emissions Intensity Rate Goal

As is disclosed in our 2018 Sustainability Report, we set a qualitative goal for 2019 to reduce our methane emissions intensity rate for 2019 below our rate for 2018. As will be further discussed in our next Sustainability Report, we achieved this goal, by lowering our methane intensity emissions rate for 2019 substantially below our 2018 rate.

2020 ESG Goals for Executive Compensation

As further discussed in the “Compensation Discussion and Analysis” section below, as part of our compensation program, EOG’s executive officers are eligible to receive annual bonuses under an annual bonus plan based on the achievement of operational, financial, and strategic goals established by the Compensation Committee.

These performance goals have historically included ESG-related goals focused on improving our strong safety and environmental record, including reducing our recordable incident and oil spill rates. In 2019, the Compensation Committee expanded the ESG-related goals to also include the reduction of EOG’s greenhouse gas (“GHG”) emissions intensity rate and methane emissions intensity rate, in each case for 2019, below prior year levels.

Based on its review of our compensation program and stockholder feedback, the Compensation Committee has established a separately weighted ESG-related goal for 2020 performance – specifically, the reduction of each of our GHG, methane and flaring emissions intensity rates, recordable incident rate and oil spill rates for 2020 below 2019 levels.

Codes of Conduct and Ethics and Corporate Governance Guidelines

Pursuant to NYSE and SEC rules, we have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of our directors, officers and employees, and a Code of Ethics for Senior Financial Officers (“Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer and controllers.

You can access our Code of Conduct and Code of Ethics on our website at www.eogresources.com/ company/board-of-directors, and any stockholder who so requests may obtain a copy of our Code of Conduct or Code of Ethics by submitting a written request to our Corporate Secretary (Michael P. Donaldson). We intend to disclose any amendments to our Code of Conduct or Code of Ethics and any waivers with respect to our Code of Conduct or Code of Ethics granted to our principal executive officer, our principal financial officer, our principal accounting officer, any of our controllers or any of our other employees performing similar functions on our website at www.eogresources.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct or our Code of Ethics to any such officers or employees or to any of our directors.

Further, we have adopted, pursuant to NYSE rules, Corporate Governance Guidelines, which may be accessed on our website at www.eogresources.com/company/board-of-directors. Any stockholder may obtain a copy of our Corporate Governance Guidelines by submitting a written request to our Corporate Secretary (Michael P. Donaldson).

REPORT OF THE AUDIT COMMITTEE

In connection with the fiscal year 2019 audited financial statements of EOG Resources, Inc. (“EOG”), the Audit Committee of the Board of Directors of EOG, during its February 2020 meeting, (1) reviewed and discussed the audited financial statements with EOG’s management; (2) discussed with EOG’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the United States Securities and Exchange Commission; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by EOG’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements for fiscal year 2019 be included in EOG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the United States Securities and Exchange Commission.

AUDIT COMMITTEE
Janet F. Clark, Chairperson
Charles R. Crisp
Robert P. Daniels
James C. Day
C. Christopher Gaut
Julie J. Robertson
Donald F. Textor

COMPENSATION COMMITTEE REPORT

The Compensation Committee, in connection with its February 2020 meeting, has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in the proxy statement relating to the 2020 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE
Robert P. Daniels, Chairman
Janet F. Clark
Charles R. Crisp
James C. Day
C. Christopher Gaut
Julie J. Robertson
Donald F. Textor

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis section, in the executive compensation tables and notes thereto in the “Executive Compensation” section below and elsewhere in this proxy statement, (1) “Named Officers” refers to William R. Thomas, our Chairman of the Board and Chief Executive Officer; Lloyd W. Helms, Jr., our Chief Operating Officer; Timothy K. Driggers, our Executive Vice President and Chief Financial Officer; Michael P. Donaldson, our Executive Vice President, General Counsel and Corporate Secretary; and Ezra Y. Yacob, our Executive Vice President, Exploration and Production; (2) “peer group,” “peer companies,” “peer group companies” or similar phrases refers to the companies identified under “Compensation Process — Compensation Assessment Tools” below, except as otherwise specified or indicated herein; and (3) certain of the measures referenced below and identified with an asterisk (*) are non-GAAP measures, for which reconciliations to comparable GAAP measures and related discussion are included in Annex A. A glossary of certain terms is also included in Annex A.

Executive Summary

This Compensation Discussion and Analysis focuses on EOG’s 2019 compensation programs, actions and outcomes relative to our 2019 performance. The Compensation Committee (“Committee”) believes that our executive management team continues to foster a unique culture that has firmly established EOG as a leader in the exploration and production industry. In particular, our shift in focus to “premium” wells has further established EOG as the industry leader in generating high-return organic growth. We constantly refine our proprietary drilling and completion technology and processes to lower costs and improve well productivity, while developing our assets at a disciplined pace that avoids exceeding our learning curve. Under the leadership of our executive management team, EOG continues to focus on a sustainable business model, which will allow us to weather market volatility and thrive over the long term. The following are key highlights of our achievements in 2019:

•	Continued our focus on “premium” wells, requiring at least a 30% direct after-tax rate of return* at a $40/Bbl crude oil price and $2.50/Mcf natural gas price.

•	Exceeded our production targets despite spending less than expected while generating a 12% return on capital employed (“ROCE”).*

•	Generated $1.9 billion of free cash flow* and increased our dividend by 31%.

•	Added significant “premium” quality plays in multiple basins.

•	Reduced well costs 7% in 2019 and took steps to further reduce well costs in 2020, with a goal to be one of the lowest-cost oil producers globally.

•	Maintained a strong balance sheet, ending the year with a net debt-to-total capitalization ratio* of 13%.

•	Continued our commitment to safety and the environment, reducing our recordable incident rate, oil spill rates and methane and GHG intensity rates below lowest previous levels.

EOG’s financial, operational, safety and environmental performance in 2019 was among the best in our company’s history. To appropriately reward our management team’s accomplishments while reflecting a challenging industry environment, our Committee took the following key actions in 2019, discussed in more detail below:

•	Held base salaries flat and deferred any salary increases into 2020 for our Named Officers.

•	Held long-term incentive grant levels flat for most of our Named Officers.

•	Added an annual bonus metric tied to reducing our methane and GHG intensity rates.

•	Paid annual bonuses averaging 149% of target to our Named Officers for 2019 performance (as described below).

•

Increased the weighting on performance units in our long-term incentive program to 60% while reducing the weighting of SARs to 15%, and maintaining the weighting of restricted stock/RSUs at 25%, further increasing our executives’ alignment with our stockholders and with our long-term performance.

*	See Annex A

Summary of Pay and Performance Alignment

Our compensation program is designed to align our executives’ long-term realizable pay with long-term performance, with a significant weighting on long-term incentives that are tied to the stock price returns our stockholders experience. The following graphic demonstrates this long-term alignment by showing the amount of target compensation awarded to our CEO over each of the last 5 years and the realizable value of that compensation as of December 31, 2019. The closing price of our Common Stock on the NYSE on December 31, 2019 was $83.76.

CEO Target Compensation(a) vs. Realizable Compensation(b)

	2015	2016	2017	2018	2019
Target Total Compensation Opportunity (in thousands)	$7,534	$11,346	$10,445	$11,850	$11,411
Annual Bonus Paid as a Percent of Target	104%	0%	125%	135%	150%
Stock Price Performance Since LTI Grant(c)	20.6%	(11.9)%	(13.0)%	(34.0)%	11.5%
EOG TSR Rank over Three-Year Performance Period(d) .	1 of 9 (achieved)	3 of 9 (achieved)	6 of 9 (in progress)	7 of 10 (in progress)	Begins 2020

(a)

Each year reflects actual salary paid during the year, target bonus for the year, and the grant date target value of long-term incentive grants awarded in that year. The 2016 Target Total Compensation Opportunity includes a one-time performance unit award.

(b)

Each year reflects (1) actual salary paid during the year; (2) actual bonus paid for the year’s performance; (3) the value of performance units granted that year based on our stock price as of December 31, 2019 and the TSR Rank achieved if the applicable performance period has been completed, or as of December 31, 2019 if the applicable performance period has not been completed; and (4) the value of RSUs and SARs granted that year as of December 31, 2019. The 2016 Realizable Compensation includes the value as of December 31, 2019 of the one-time performance unit award.

(c)	Each year reflects EOG’s stock price performance from the date of grant for such year to December 31, 2019.

(d)

Each year reflects our TSR Rank relative to the TSR of our peer companies as achieved if the applicable performance period has been completed, or as of December 31, 2019 if the applicable performance period has not been completed.

The following charts illustrate that the largest portion of target compensation for our Named Officers is in long-term equity compensation, consistent with our belief that our executive compensation program should be heavily influenced by our absolute stock price performance to further align the interests of our Named Officers with those of our stockholders. In the case of performance units, the largest single component of our program, compensation is further influenced by relative stock price performance compared to our peers. In addition, each of our Named Officers owns a substantial amount of our stock.

TOTAL TARGET COMPENSATION – CEO	TOTAL TARGET COMPENSATION – OTHER NAMED OFFICERS

Say-on-Pay Vote and Key Program Features

At our 2019 annual meeting of stockholders, the vast majority of our stockholders voted to approve our executive compensation program, with approximately 95% approval among votes cast. Based on these voting results and the Committee’s periodic reviews of our executive compensation program, we did not make any significant changes to our executive compensation program for 2019. However, as discussed elsewhere in this Compensation Discussion and Analysis, we did change the weighting of our long-term incentive awards for our Named Officers in September 2019 to further increase the tie between our long-term compensation and long-term stockholder returns and to align with the practices of our peers. Our program continues to reflect an alignment with current governance trends, while maintaining a competitive compensation program with stockholder-friendly features such as:

•

A structured annual bonus plan tied to important operational, financial and strategic goals, including individual bonus targets and metric weightings, while preserving the Committee’s ability to qualitatively assess the performance of our Named Officers.

•

A significant performance-based component for our Named Officers through long-term performance awards denominated and paid based on our TSR relative to the TSR of our peer companies. As noted above, we have increased the weighting of this component of our long-term incentive awards.

•	Meaningful stock ownership by, and stock ownership guidelines for, the Named Officers.

•	Minimal perks and limited supplemental pension benefits.

•	No employment agreements.

•	Change-in-control protection that does not include a “single-trigger” severance benefit or excise tax “gross-up”.

•	The Committee’s engagement of an independent compensation consultant.

Compensation Objectives

Our executive compensation program is designed to attract and retain a highly qualified and motivated management team and appropriately reward individual executive officers for their contributions to the achievement of EOG’s key short-term and long-term goals. The Committee is guided by the following key principles in determining the compensation of our CEO and other Named Officers:

•

Competition Among Peer Companies.    The Committee believes that our executive compensation program should reflect the competitive recruiting and retention conditions in the oil and gas industry, so that we can attract, motivate and retain top industry talent. The Committee references the middle range of compensation opportunities among our peer group, while considering other factors and individual situations that influence the attraction, motivation and retention of exceptional talent.

•

Accountability for Our Performance.    The Committee also believes that our executive compensation program should be tied, in part, to our operational, financial and strategic performance, so that our executive officers are held accountable through their compensation for the performance of EOG based on our achievement of certain pre-determined operational, financial and strategic goals.

•

Accountability for Individual Performance.    In addition, the Committee believes that our executive compensation program should be tied, in part, to each executive officer’s achievement of his pre-determined individual performance goals, to encourage and promote individual contributions to EOG’s overall performance.

•

Alignment with Stockholder Interests.    Further, the Committee believes that our executive compensation program should be tied, in part, to our stock price performance through grants of performance units, restricted stock/RSUs and SARs, to further align our executive officers’ interests with those of our stockholders.

Each of the components of our executive compensation program plays a unique role in meeting our compensation objectives:

Compensation Element	Role in Total Compensation
Base Salary	• Provides a competitive level of fixed compensation based on the individual’s role, experience, qualifications and performance
Annual Bonus

•    Aligns Named Officers with our annual operational, financial and strategic performance

•    Recognizes individual contributions to our annual performance

•    Communicates the Board’s evaluation of our annual performance

Long-Term Incentives – Performance Units, Restricted Stock/RSUs, and SARs

•    Aligns Named Officers with sustained long-term value creation

•    Creates a meaningful and sustained ownership stake in EOG

•    Fosters retention through forfeitable awards

•    Requires industry-competitive stock performance to achieve or surpass targeted compensation levels

Post-Termination Compensation and Benefits	• Provides a competitive level of income protection
Benefits – Retirement, Health and Welfare	• Provides financial security for various life events (e.g., disability or death) • Matches benefits generally provided to other EOG employees

Compensation Process

During each year, the Committee periodically reviews our executive compensation program and determines whether each component continues to promote our compensation objectives.

The Committee’s Decision-Making Process

The Committee oversees a rigorous process to set performance goals, evaluate progress toward such goals, monitor external trends, measure competitiveness and determine compensation outcomes. The Committee meets at least once per calendar quarter, with standing agenda items that support a disciplined process and address the responsibilities outlined in the Committee’s charter.

At its first quarter meeting each year, the Committee approves our operational, financial and strategic goals for that year based on recommendations and input from management. These approved company performance goals become the individual performance goals for our CEO. As discussed further below, our CEO establishes the individual performance goals for each of our other executive officers.

At the Committee’s subsequent meetings during the year, our CEO provides the Committee a detailed progress update on the performance goals approved in the first quarter. The Committee also receives and reviews updates on governance trends, regulatory changes and industry compensation matters at its meetings.

At its third quarter meeting each year, the Committee considers certain compensation actions for our Named Officers, including salary adjustments and annual long-term incentive awards. The Committee reviews industry compensation data and relevant external trends, along with an assessment of our progress toward our operational, financial and strategic goals for that year and each Named Officer’s contributions toward our achievement of such goals, to determine the appropriate compensation actions.

At its meeting in the following first quarter, the Committee considers a range of information to determine whether the payment of annual bonuses to our CEO and other Named Officers would be appropriate, including:

•

Audited financial information to evaluate and certify the company’s actual performance achieved as compared to the company’s financial performance goals established in the first quarter of the prior year.

•	The company’s actual performance achieved relative to the company’s operational and strategic goals established in the first quarter of the prior year.

•	Individual officer performance relative to the performance goals established for the officer.

•

The prior year’s economic environment, commodity price fluctuations and other factors (adverse or beneficial) that should be considered in the Committee’s evaluation of company and individual officer performance.

Role of Chief Executive Officer and Other Officers

The Committee considers input from our CEO in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our CEO. Our CEO meets with each executive officer at the beginning of the year to identify and discuss individual performance goals related to the executive officer’s expected contribution to the achievement of our performance goals for the upcoming year.

Our CEO provides performance feedback to each executive officer throughout the year. Our CEO and his officer team also provide information to the Committee regarding the performance of the company for the Committee’s determination of annual bonuses. The Committee makes the final determination of Named Officer compensation. Our CEO makes no recommendations regarding, and does not participate in discussions about, his own compensation.

Role of Independent Consultant

For 2019, the Committee continued its engagement of Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Committee, and the Committee determines the scope of Meridian’s engagement, which includes:

•	Attending and participating in meetings of the Committee.

•	Providing input into compensation program design discussions and individual compensation actions, as needed.

•	Providing benchmarking (e.g., peer company) data on executive compensation for the Committee to use in its decision-making process.

•	Reviewing and providing feedback on our SEC filings relating to executive compensation, including our Compensation Discussion and Analysis disclosures.

•	Keeping the Committee apprised of trends and other developments affecting executive compensation.

Meridian meets periodically with members of EOG management in carrying out these duties. The Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interest associated with Meridian’s engagement.

Compensation Assessment Tools

In order to attract, motivate and retain talented executive officers, we must ensure that our executive compensation program remains competitive with the types and ranges of compensation paid by our peer companies who compete for the same executive talent. On an annual basis, the Committee reviews and discusses compensation data for our CEO and our other Named Officers as compared to compensation data for similarly situated executive officers at peer companies selected by the Committee.

The Committee selects peer companies with similar market capitalizations and similar lines of business to EOG (i.e., independent exploration and production companies). The peer group changes from time to time as a result of fluctuations in company size, changes in the business lines of our peers, acquisitions, developments in the oil and gas industry and other factors.

In February 2019, the Committee evaluated the peer group with the assistance of Meridian and added Concho Resources, Inc. as an additional peer company. Additionally, the Committee removed Anadarko Petroleum Corporation upon their acquisition by Occidental Petroleum Corporation in August 2019. As a result, the peer group used by the Committee in making 2019 compensation decisions consisted of the following exploration and production companies:

•	Apache Corporation

•	Concho Resources, Inc.

•	ConocoPhillips

•	Devon Energy Corporation

•	Hess Corporation

•	Marathon Oil Corporation

•	Noble Energy, Inc.

•	Occidental Petroleum Corporation

•	Pioneer Natural Resources Company

As of August 2019, EOG was above the 75th percentile of this peer group in terms of enterprise value, market capitalization and assets.

In September 2019, Meridian provided the Committee with a Top Officer Benchmarking Study based on Meridian’s 2019 North America Oil and Gas Exploration & Production (E&P) Compensation Survey. The report provided information on the amounts, opportunities and forms of compensation used across our peer group. The Committee also reviewed data from a broader group of oil and gas exploration and production companies of varying sizes to validate the peer group data.

Executive Compensation Program for 2019

The following discussion describes the components of our executive compensation program and explains how we determined the amounts for our Named Officers.

Base Salary

The following table presents the base salaries for each of our Named Officers in 2019. As noted above, in September 2019 the Committee decided to hold base salaries flat during 2019 and deferred any salary actions into 2020, due to the challenging industry environment.

Name	Base Salary ($)
William R. Thomas	$1,000,000
Lloyd W. Helms, Jr.	$650,000
Timothy K. Driggers	$615,000
Michael P. Donaldson	$600,000
Ezra Y. Yacob	$450,000

Annual Bonus

Our CEO and other Named Officers are eligible to receive annual bonuses under the EOG Resources, Inc. Annual Bonus Plan. The Committee believes that a subjective determination of bonus funding based on a retrospective evaluation of performance against specified goals yields the most appropriate bonus outcome. The Committee also believes that setting specific performance goals in advance helps establish important benchmarks and communicates EOG’s top priorities to its Named Officers and employees. In addition to, or instead of, the categories of performance goals listed below, the Committee in the future may establish performance goals based on other financial measures as well as operational and strategic goals relevant to our annual operating plan.

In a commodity business like ours, certain performance goals can lose their relevance with material fluctuations in commodity prices. In addition, strict adherence to established performance goals may also prevent us from modifying our business strategy during the year as appropriate. Accordingly, the Committee has the discretion to revise or modify the performance goals during the year to address material fluctuations in commodity prices, changes to our operating plan or business strategy and other factors.

The Committee established the following goals and weightings to evaluate our 2019 performance. The resulting assessment of performance against each goal is also provided below.

	Performance Goal	Weighting	Assessment	Result
Achieve 45% all-in after-tax rate of return* on total capital expenditures		20%	Exceeded a 45% all-in after-tax rate of return* on approximately $6.2 billion of total capital expenditures*	Exceeded

Achieve double-digit ROCE*		15%	Achieved a 12% ROCE*	Exceeded
Generate free cash flow* and reduce net debt-to-total capitalization ratio*		10%	Generated $1.9 billion of free cash flow* and reduced net debt-to-total capitalization ratio* from 19% to 13%	Significantly exceeded

Achieve the following production and unit cost targets:		10%		Exceeded production targets; Achieved unit cost target for LOE & Transportation Expense; Did not achieve unit cost targets for DD&A and G&A Expenses
•	452 MBbld crude oil and condensate production		Achieved 456 MBbld crude oil and condensate production
•	812 MBoed total production		Achieved 818 MBoed total production
•	$12.42/Boe DD&A		Actual DD&A – $12.56/Boe

•	$7.66/Boe LOE & Transportation Expense		Actual LOE & Transportation Expense – $7.12/Boe

•	$1.58/Boe G&A Expenses		Actual G&A Expenses – $1.64/Boe
Achieve top-half status in peer group in absolute stock price performance and forward-year cash flow multiple		5%	Finished seventh out of ten peers in absolute stock price performance and fourth out of ten peers in forward-year cash flow multiple	Did not achieve top-half status relative to absolute stock price performance, but exceeded goal relative to forward-year cash flow multiple

Strategic and other operational goals, such as:		40%		Substantially achieved

•	Lower finding costs by 10%		Lowered finding costs by 12%

•	Improve capital efficiency		Improved capital efficiency by 15%

•	Reduce total well cost		Reduced total well cost by 7%

•	Increase “premium” drilling inventory 2 times completed wells		Increased “premium” drilling inventory more than 2 times completed wells

•	Capture key acreage on 3 new “premium” oil plays		Acquired acreage on 7 new “premium” oil plays

•	Maintain peer leadership in product marketing and price realizations		Leader of peer group on oil, natural gas and NGL price realizations

•	Improve strong safety and environmental record, including a reduction in methane and GHG intensity rates		Reduced recordable incident rate, oil spill rates and methane and GHG intensity rates below lowest previous levels

*	See Annex A

Consistent with its determination of bonuses in prior years, the Committee applied the results above to the individual Named Officer 2019 bonus targets. These targets appropriately reflect each Named Officer’s contribution to the company’s achievement of 2019 performance goals and the officer’s achievement of his individual performance goals. The bonus targets were the same as 2018. Based on the results of the Committee’s assessment set forth above, the Committee awarded a bonus, paid entirely in cash, to each of the Named Officers for 2019 performance as follows:

Name	Salary as of 12-31-19	Bonus Target (as a % of Salary)	Performance Factor	Actual Bonus Paid ($)
William R. Thomas	$1,000,000	135%	150%	$2,025,000
Lloyd W. Helms, Jr.	$650,000	100%	154%	$1,000,000
Timothy K. Driggers	$615,000	80%	142%	$700,000
Michael P. Donaldson	$600,000	80%	143%	$685,000
Ezra Y. Yacob	$450,000	90%	157%	$635,000

Long-Term Incentives

The long-term incentive component of our executive compensation program comprises a substantial majority of our Named Officers compensation, tying a significant portion of Named Officers’ compensation to our stock price performance, both on an absolute and relative basis. The long-term incentive awards are granted under the terms of the 2008 Stock Plan. In 2019, our Named Officers’ long-term incentives consisted of three vehicles:

•	Performance Units

•	Restricted Stock/RSUs

•	SARs

The table below summarizes the key features of each vehicle.

Vehicle	Purpose	Key Terms
Performance Units

•   Reward our Named Officers based on EOG’s stock performance versus specified peer companies and our absolute stock price performance

•   Align the interests of our Named Officers with those of our stockholders

•   Emphasize our long-term strategy

•   Our TSR is measured relative to the TSR of our peer companies (as specified in the governing grant agreements) over the three full calendar years following the grant date

•   Awards denominated and paid (upon vesting) in shares of our Common Stock creating a further tie to our stock price performance during the vesting period

•   Stockholder return calculated using December average closing stock prices at beginning and end of performance period

•   0-200% of award may be earned based on EOG’s TSR ranking relative to such companies with 100% of the award earned if EOG ranks at the median of the group. Performance multiple scale provided below

•   “Cliff” vest the February 28th immediately following the completion of the three-year performance period and the certification of the applicable performance multiple by the Committee

•   Dividends are subject to the applicable performance multiple and are credited to the holder and paid at the expiration of the vesting period or forfeited if the performance units are forfeited

Restricted Stock/RSUs

•   Align the interests of our Named Officers with those of our stockholders

•   Enhance the retention of our Named Officers

•   Emphasize our long-term strategy

•   May be issued in special situations to recognize achievements (for example, the discovery of significant oil and gas reserves)

•   “Cliff” vest three years from grant date

•   Dividends are credited to the holder and paid at the expiration of the vesting period or forfeited if the restricted stock/RSUs are forfeited

•   RSUs are granted instead of restricted stock if the Named Officer is 62 years old or older or will reach age 62 prior to the grant’s vesting date, in order to avoid adverse tax consequences to the Named Officer under the Code

SARs	• Reward our Named Officers for increases in stockholder value • Align the interests of our Named Officers with those of our stockholders

•   Seven-year exercise period

•   SARs are settled in shares of our Common Stock based on the appreciation in value of the SAR based on the excess of the fair market value of our Common Stock on the date of exercise over the exercise price (i.e., the closing stock price on grant date), net of applicable taxes

•   Vest over three years in increments of 33% on the one-year and two-year anniversaries of the grant date and 34% on the three-year anniversary of the grant date

The long-term incentive awards granted to each Named Officer are generally determined at the Committee’s third quarter meeting each year (with grant dates established within one week of the date of Committee approval to allow time to administer the grants), based on the following factors:

•	Compensation data from our peer group for executives in similar positions.

•	An evaluation of our progress to-date towards achieving our pre-determined company performance goals.

•	Individual Named Officer contributions toward achievement of our performance goals and the officer’s achievement towards his performance goals.

•	The current amount of equity in place from previous years’ grants for each Named Officer, for retention and incentive purposes.

Based on the factors described above, the Committee, in September 2019, granted to each of the Named Officers the long-term incentive awards set forth in the following table. These award values were held flat from 2018, reflecting the challenging industry conditions, except for grants to Messrs. Helms and Yacob, which were increased to reflect increased responsibilities.

Name	Approved Grant Value	Performance Unit Value	Number of Performance Units(a)	Restricted Stock/RSU Value	Numbers of Shares of Restricted Stock/ RSUs(a)	SAR Value	Numbers of Securities Underlying SARs(b)
William R. Thomas	$9,500,000	$5,699,932	75,908	$2,374,947	31,628	$1,424,994	46,494
Lloyd W. Helms, Jr.	$3,700,000	$2,219,961	29,564	$924,959	12,318	$554,992	18,108
Timothy K Driggers	$2,700,000	$1,619,992	21,574	$674,984	8,989	$404,996	13,214
Michael P. Donaldson	$2,500,000	$1,499,998	19,976	$624,974	8,323	$374,990	12,235
Ezra Y. Yacob	$1,845,000	$1,106,977	14,742	$461,203	6,142	$276,730	9,029

(a)

The number of shares of performance units and restricted stock/RSUs was based on the closing price of our Common Stock on the NYSE on September 26, 2019 of $75.09 per share. As noted in footnote (e) to the “Grants of Plan-Based Awards Table for 2019” below, the grant value per performance unit used for accounting purposes, estimated using the Monte Carlo simulation, was $79.98 per unit.

(b)

The number of SARs was based on a grant price of $75.09 and a restricted stock/RSU-to-SAR ratio of 2.45-to-1 (consistent with Section 4.2(c)(ii) of the 2008 Stock Plan). As noted in footnote (e) to the “Grants of Plan-Based Awards Table for 2019” below, the grant value per SAR used for accounting purposes, based on the Hull-White II binomial option pricing model, was $19.38 per share.

The performance units are subject to the performance multiple specified below based on our TSR relative to the TSR of our peer companies (as specified in the governing grant agreements) over the first three full calendar years following the grant date, according to the following scale:

EOG Rank	Performance Multiple
1	200%
2	175%
3	150%
4	125%
5	100%
6	75%
7	50%
8	25%
9	0%
10	0%

This payout scale requires EOG’s TSR to be above the median of the peers in order to earn 100% of the targeted number of shares.

Post-Termination Compensation and Benefits

The components of our post-termination compensation and benefits, and the events that trigger those benefits, are discussed under “Potential Payments Upon Termination of Employment or Change of Control” below. We do not have employment agreements with our Named Officers. Each Named Officer has a change of control agreement that provides benefits in the event of a change of control of EOG and subsequent qualified termination of their employment. The Committee believes that these change of control benefits, which are a significant component of our executive compensation program, are an appropriate retention device in a competitive market and believes that our Named Officers should be compensated if they (1) are involuntarily terminated (other than for cause) after a change of control of EOG or (2) voluntarily terminate their employment with EOG after a change of control of EOG under circumstances that constitute “good reason” (as defined in the change of control agreements).

Other Compensation and Benefits

Savings and Retirement Plan. For fiscal year 2019, we maintained the EOG Resources, Inc. Savings and Retirement Plan (as amended, the “Savings and Retirement Plan”), a defined contribution plan that qualified under Section 401(a) of the Code, under which we matched 100% of an employee’s pre-tax contributions up to 6% of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. Under this plan, we also contribute an additional 3% to 9% (depending on the employee’s age and years of EOG service) of the employee’s annual base salary, overtime pay (if any) and annual cash bonus, subject to applicable statutory limits. In 2019, the contribution percentage for each of the Named Officers was 9%, except for Mr. Yacob for whom the contribution percentage was 7%. We have no supplemental retirement benefits for our executive officers, other than the Make-Whole Contributions described under “Deferral Plan” below.

Deferral Plan. To allow certain key employees, including the Named Officers, to reduce their current compensation, thereby reducing current taxable income, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date.

The Deferral Plan pays at-market mutual fund investment returns or treats deferrals as if they were invested in our Common Stock, based upon participant elections, and does not credit above-market or preferential earnings.

We may make contributions to the Deferral Plan on behalf of the Named Officers in the event of a reduction in benefits under our Savings and Retirement Plan due to either applicable statutory and/or plan earnings limits or because the Named Officer elects to defer annual base salary and/or annual cash bonus into the Deferral Plan. These contributions (“Make-Whole Contributions”) are intended to provide the entire contribution amount to the Named Officer’s retirement accounts as if there were no statutory or other limitations.

Perquisite Allowances. In 2019, the Named Officers each received an annual perquisite allowance of $2,600. The perquisite allowance is not “grossed up” to account for income taxes. We provide a perquisite allowance rather than pay for perquisites on an individual basis to lessen the administrative burden of documentation for individual items. Named Officers do not have to submit reimbursement requests for the enumerated items and are able to select among various perquisites as they believe appropriate.

Matching Gifts. To encourage charitable giving, we will match charitable contributions or gifts given by any employee or director, up to $75,000 annually. We also match 100% of any contributions made under our company-wide annual United Way campaign. Named Officers may participate in this program to the same extent as all other employees.

Employee Stock Purchase Plan. Each Named Officer has the opportunity to participate in the EOG Resources, Inc. Employee Stock Purchase Plan (as amended, “ESPP”) to the same extent as all other employees.

The ESPP allows employees to purchase our Common Stock at a 15% discount to the closing price of our Common Stock as of certain dates, with no commission or fees, subject to certain limitations specified in the ESPP.

Medical, Fitness/Wellness, Vacation, Life and Disability Plans. Each Named Officer participates in the same benefit plans available to all of our employees. We have no executive officer medical, fitness/wellness, vacation, life or disability plans.

Service Awards. Named Officers participate in our service award program that recognizes years of service provided to EOG to the same extent as all other employees.

Subsidized Parking. We offer subsidized parking to all of our employees in Houston, Texas. Income is imputed for the amount of the parking subsidy that exceeds the maximum allowable as a nontaxable fringe benefit under the Code. The imputed income does not include “gross-ups” to account for income taxes.

Other Compensation Matters

Tax and Accounting Considerations

In setting the components of our executive compensation program, the Committee considers the impact of the following tax and accounting provisions:

Code Section 162(m). Prior to January 1, 2018, Section 162(m) of the Code generally disallowed a tax deduction by public companies for compensation over $1 million paid individually to covered employees, as defined in the Code. Qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met. The Tax Cuts and Jobs Act of 2017 (the “TCJA”) eliminated the qualified performance-based compensation exception to the $1 million annual deduction limit and made certain other changes that expand the pool of covered employees, in each case for tax years beginning on or after January 1, 2018. Tax deductibility is only one factor considered by the Committee in making compensation decisions that are in the best interest of EOG and our stockholders.

Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation” (“ASC Topic 718”). ASC Topic 718 requires a public company to measure the cost of employee services received in exchange for an award of equity based on the grant date fair value of the award. Our equity awards to the Named Officers (and to our other employees) are structured to maintain the appropriate accounting treatment.

Code Section 409A. Section 409A of the Code provides that deferrals of compensation under a nonqualified deferred compensation plan or arrangement are to be included in an individual’s current gross income to the extent that such deferrals are not subject to a substantial risk of forfeiture and have not previously been included in the individual’s gross income, unless certain requirements are met. We structure our Deferral Plan, stock plans, change of control agreements, severance plans and agreements and other incentive plans and agreements, each to the extent they are subject to Section 409A, to be in compliance with Section 409A. We do not currently grant any discounted SARs to which Section 409A may apply.

Code Sections 280G and 4999. The change of control agreements in effect for our executive officers provide that, upon a change of control, we will either (i) reduce the amount of severance benefits otherwise payable to the executive officer so that such severance benefits will not be subject to excise tax for purposes of Code Sections 280G and 4999 or (ii) pay the full amount of severance benefits to the executive officer (but with no tax “gross-up”), whichever produces the better after-tax result for the executive officer (often referred to as the “best-of-net” approach).

Stock Ownership Guidelines

The Committee believes that it is in the best interests of our stockholders for all of our executive officers and senior management to maintain a significant ownership position in EOG to create substantial alignment between our senior management and our stockholders. Therefore, the Committee has established stock ownership guidelines ranging from 40,000 shares to 160,000 shares for our Named Officers. Each Named Officer currently satisfies these guidelines, which are reviewed annually by the Committee.

Anti-Hedging Policy Statement and Insider Trading Policy

EOG’s Insider Trading Policy prohibits hedges or short sales of EOG stock by EOG directors and Section 16 officers (including the Named Officers). In addition to our Insider Trading Policy, all transactions involving EOG stock must comply with EOG’s Code of Conduct and applicable law, including the public reporting provisions of Section 16 of the Exchange Act. Under our Code of Conduct, officers and employees are prohibited from trading in EOG stock when in possession of material, non-public information about EOG.

Our Insider Trading Policy also provides that our directors and Section 16 officers shall not hold EOG securities in a margin account or pledge (with certain limited exceptions) EOG securities as collateral for a loan. The limited exception to this prohibition is in instances where a director or Section 16 officer wishes to pledge his or her EOG securities as collateral for a personal loan (other than a margin loan to purchase EOG securities) and clearly demonstrates the financial ability to repay the loan without resort to the pledged securities. Requests for such an exception must be submitted to our CEO or General Counsel prior to pledging any securities. In the limited circumstance where an exception is granted, EOG’s stock ownership guidelines specifically provide that any pledged stock is not counted in determining compliance with such ownership guidelines. However, none of our Section 16 officers or directors has pledged EOG securities as collateral for a loan pursuant to this exception under our Insider Trading Policy.

Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place regarding the adjustment or recovery of compensation payments or awards in the event that we are required to restate our financial statements. We believe that our accounting practices are conservative and, further, we have not been required to restate our financial statements at any time since becoming an independent company in 1999. Under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Committee has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

Compensation Risk Assessment

The Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on EOG.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes certain information regarding compensation paid or accrued during 2019, 2018 and 2017 to the Named Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(a)	SAR Awards ($)(b)	Non-Equity Incentive Plan Comp ($)(c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(d)	All Other Compensation ($)(e)	Total ($)
William R. Thomas	2019	$1,000,000		$8,446,069	$901,054	$2,025,000		$366,733	$12,738,856
Chairman of the Board and	2018	1,000,000		7,536,986	1,538,468	1,822,500		144,381	12,042,335
Chief Executive Officer	2017	945,192		6,000,246	1,673,658	1,562,500		378,051	10,559,647

Lloyd W. Helms, Jr.	2019	$650,000		$3,289,488	$350,933	$1,000,000		$235,323	$5,525,744
Chief Operating Officer	2018	623,077		2,380,089	485,802	900,000		145,261	4,534,229
	2017	485,144		1,995,829	333,684	690,000		209,875	3,714,532

Timothy K. Driggers	2019	$615,000		$2,400,473	$256,087	$700,000		$179,450	$4,151,010
Executive Vice President and	2018	588,077		2,141,893	437,178	665,000		113,551	3,945,699
Chief Financial Officer	2017	506,923		1,818,206	507,152	580,000		205,230	3,617,511

Michael P. Donaldson	2019	$600,000		$2,222,654	$237,114	$685,000		$230,232	$3,975,000
Executive Vice President,	2018	569,231		1,983,360	404,840	650,000		80,592	3,688,023
General Counsel and Corporate Secretary	2017	497,885		1,636,259	456,394	560,000		147,770	3,298,308

Ezra Y. Yacob	2019	$450,000		$1,640,268	$174,982	$635,000		$159,660	$3,059,910
Executive Vice President, Exploration and Production

(a)

Amounts represent (1) the grant date fair value of performance unit awards estimated using the Monte Carlo simulation (for a discussion of the assumptions used, see footnote (e) to the “Grants of Plan-Based Awards Table for 2019” below); and (2) the grant date fair value of restricted stock/RSU awards based on the closing price of our Common Stock on the NYSE on the grant date.

(b)

Amounts represent the grant date fair value of SAR awards estimated using the Hull-White II binomial option pricing model. For a discussion of the assumptions used, see footnote (e) to the “Grants of Plan-Based Awards Table for 2019” below.

(c)

Amounts represent cash bonuses paid under the EOG Resources, Inc. Annual Bonus Plan. See “Executive Compensation Program for 2019 — Annual Bonus” above for further discussion regarding 2019 performance.

(d)

As discussed above, we maintain the Deferral Plan under which a percentage of annual base salary, annual cash bonus and Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan may be deferred to a later specified date. Since the Deferral Plan does not credit above-market or preferential earnings, no earnings have been reported.

(e)	All Other Compensation for 2019 consists of:

•

Matching contributions under the Savings and Retirement Plan, our retirement contributions on behalf of each Named Officer to the Savings and Retirement Plan and our Make-Whole Contributions on behalf of each Named Officer to the Deferral Plan, as follows: Mr. Thomas, $247,875; Mr. Helms, $199,087; Mr. Driggers, $161,377; Mr. Donaldson, $171,510; and Mr. Yacob, $92,010.

•

Perquisites and other personal benefits consisting of (1) cash perquisite allowances for each of the Named Officers; (2) charitable matching contributions made by EOG for each of the Named Officers, as follows: Mr. Thomas, $85,000; Mr. Helms, $20,465; Mr. Driggers, $13,600; Mr. Donaldson, $45,073; and Mr. Yacob, $9,170; (3) an in-service distribution from the Deferral Plan for Mr. Yacob; (4) service award paid to Mr. Thomas for 40 years of service to EOG; (5) relocation true-up for Mr. Yacob (including a “gross-up” for payment of taxes); (6) expenses for spouse travel for Messrs. Thomas, Helms, Donaldson and Yacob (including a “gross-up” for payment of taxes); (7) expenses for personal use of company tickets to sporting events for Messrs. Thomas, Helms, Driggers, Donaldson and Yacob; (8) company contributions into the Named Officer’s health savings account or provided as taxable income to Named Officers age 65 or older due to IRS regulations; (9) parking allowance for each of the Named Officers; and (10) a wellness incentive for Messrs. Helms and Yacob.

Grants of Plan-Based Awards Table for 2019

The following table summarizes certain information regarding grants made to each of the Named Officers during 2019 under the 2008 Stock Plan.

Name	Approval Date (a)	Grant Date (a)	Estimated Possible Payments under Non-Equity Incentive Plan Awards			Estimated Future Payments under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other SAR Awards; Number of Securities Underlying SARs (#)(d)	Exercise or Base Price of SAR Awards ($/Sh)	Grant Date Fair Value of Stock and SAR Awards ($)(e)
			Threshold ($)	Target ($)	Maximum ($)(b)	Threshold (#)	Target (#)(c)	Maximum (#)(c)
William R. Thomas	09/11/19	09/26/19				0	75,908	151,816				$6,071,122
	09/11/19	09/26/19							31,628			$2,374,947
	09/11/19	09/26/19								46,494	$75.09	$901,054
			$0	$1,350,000	n/a

Lloyd W. Helms, Jr.	09/11/19	09/26/19				0	29,564	59,128				$2,364,529
	09/11/19	09/26/19							12,318			$924,959
	09/11/19	09/26/19								18,108	$75.09	$350,933
			$0	$650,000	n/a

Timothy K. Driggers	09/11/19	09/26/19				0	21,574	43,148				$1,725,489
	09/11/19	09/26/19							8,989			$674,984
	09/11/19	09/26/19								13,214	$75.09	$256,087
			$0	$492,000	n/a

Michael P. Donaldson	09/11/19	09/26/19				0	19,976	39,952				$1,597,680
	09/11/19	09/26/19							8,323			$624,974
	09/11/19	09/26/19								12,235	$75.09	$237,114
			$0	$480,000	n/a

Ezra Y. Yacob	09/11/19	09/26/19				0	14,742	29,484				$1,179,065
	09/11/19	09/26/19							6,142			$461,203
	09/11/19	09/26/19								9,029	$75.09	$174,982
			$0	$405,000	n/a

(a)

Grant dates are set approximately two weeks from the date the grants are approved by the Committee to allow time for individual managers to allocate approved pools to employees. The Committee determines the grant amount for each Named Officer to be granted on the same future grant date as other employees.

(b)

There is no maximum individual award under our EOG Resources, Inc. Annual Bonus Plan. The award amounts paid to the Named Officers in respect of 2019 performance under the EOG Resources, Inc. Annual Bonus Plan are set forth in the “Non-Equity Incentive Plan Comp” column of the “Summary Compensation Table” above.

(c)

As set forth in the performance multiple scale on page 26, a performance multiple of 0% to 200% will be applied to the performance units granted based on EOG’s TSR (as defined in the grant agreements) over the three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period. Performance units “cliff” vest the February 28th immediately following the completion of the three-year performance period (January 2020 — December 2022).

(d)	SARs vest in 33% increments on the one-year and two-year anniversaries of the grant date, and in an increment of 34% on the three-year anniversary of the grant date.
(e)

The grant date fair value of the performance units is estimated using the Monte Carlo simulation. We used the following assumptions for the performance units awarded on September 26, 2019: an expected volatility of 29.20% over a 3.26-year period preceding the valuation date and a risk-free interest rate of 1.51%. Based on the Monte Carlo simulation, using the above assumptions, the value of the performance units was $79.98 per unit. The grant date fair value for restricted stock/RSUs (which “cliff” vest three years from the grant date) represents the closing price of our Common Stock on the NYSE on the grant date. The grant date fair value for restricted stock/RSUs awarded on September 26, 2019 was $75.09 per share/unit. The grant date fair value of each SAR grant is estimated using the Hull- White II binomial option pricing model. We used the following assumptions for the SARs awarded on September 26, 2019: a dividend yield of 1.40%, expected volatility of 32.02%, a risk-free interest rate of 1.68% and a weighted-average expected life of 5.14 years. Based on the Hull-White II binomial option pricing model, using the above assumptions, the value of the SARs granted was $19.38 per share. The actual value, if any, a recipient may realize will depend on the excess of our stock price over the exercise price on the date the SARs are exercised.

Material Terms of Plan-Based Awards

The vesting schedule of all performance units, restricted stock/RSUs and SARs awarded to the Named Officers is described in footnotes (c), (d) and (e) to the “Grants of Plan-Based Awards Table for 2019” above. In accordance with the 2008 Stock Plan, unvested performance units, restricted stock/RSUs and SARs shall vest or be forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. See “Potential Payments Upon Termination of Employment or Change of Control” and “Potential Payments Upon Termination of Employment or Change of Control Table” below for a discussion of the termination provisions with respect to grants of performance units, restricted stock/RSUs and SARs made to our Named Officers.

No dividends or other distributions will be delivered on unvested performance units or restricted stock/ RSUs, but the value of any dividends or distributions declared on our Common Stock will be credited by us to the account of the Named Officer (with no interest) with respect to those unvested shares or units. When the performance units or restricted stock/RSUs vest, we will deliver the accumulated dividends or distributions attributable to such shares or units to the respective Named Officer in cash. The value of dividends and distributions are forfeited under the same circumstances that the performance units and restricted stock/RSUs are forfeited upon termination of employment, based on the reasons for separation, as set forth in each grant agreement. At no time during 2019 were any outstanding awards re-priced or otherwise modified. Further, there are no market-based conditions applicable to any of the awards described above, except in respect of the grants of performance units described above.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

The following table summarizes certain information regarding unexercised SARs, unvested restricted stock/ RSUs and unvested performance units outstanding as of December 31, 2019 for each of the Named Officers.

Name	Number of Securities Underlying Unexercised SARs Exercisable (#)	Number of Securities Underlying Unexercised SARs Unexercisable (#)		SAR Exercise Price ($)	SAR Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(a)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(b)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)(a)
William R. Thomas	63,844	0		$84.43	09/23/20	126,213	(g)	$10,571,601	237,064	(l)	$19,856,481
	64,133	0		$101.87	09/29/21
	64,133	0		$69.43	09/28/22
	48,099	16,034	(c)	$95.05	09/29/23
	46,179	23,790	(d)	$96.29	09/25/24
	15,118	30,697	(e)	$127.00	09/27/25
	0	46,494	(f)	$75.09	09/26/26
Lloyd W. Helms, Jr.	11,604	0		$84.43	09/23/20	40,805	(h)	$3,417,827	72,032	(m)	$6,033,400
	12,825	0		$101.87	09/29/21
	12,825	0		$69.43	09/28/22
	9,618	3,207	(c)	$95.05	09/29/23
	9,207	4,743	(d)	$96.29	09/25/24
	4,774	9,693	(e)	$127.00	09/27/25
	0	18,108	(f)	$75.09	09/26/26
Timothy K. Driggers	21,278	0		$84.43	09/23/20	38,663	(i)	$3,238,413	70,896	(n)	$5,938,249
	19,239	0		$101.87	09/29/21
	19,239	0		$69.43	09/28/22
	14,429	4,810	(c)	$95.05	09/29/23
	13,993	7,209	(d)	$96.29	09/25/24
	4,296	8,723	(e)	$127.00	09/27/25
	0	13,214	(f)	$75.09	09/26/26
Michael P. Donaldson	17,412	0		$84.43	09/23/20	35,068	(j)	$2,937,296	66,298	(o)	$5,553,120
	17,194	0		$101.87	09/29/21
	8,597	0		$69.43	09/28/22
	12,895	4,299	(c)	$95.05	09/29/23
	12,592	6,488	(d)	$96.29	09/25/24
	3,978	8,078	(e)	$127.00	09/27/25
	0	12,235	(f)	$75.09	09/26/26
Ezra Y. Yacob	5,000	0		$84.43	09/23/20	34,007	(k)	$2,848,426	20,647	(p)	$1,729,393
	13,500	0		$101.87	09/29/21
	13,500	0		$69.43	09/28/22
	10,125	3,375	(c)	$95.05	09/29/23
	10,474	5,396	(d)	$96.29	09/25/24
	2,386	4,846	(e)	$127.00	09/27/25
	0	9,029	(f)	$75.09	09/26/26

(a)	The value of unvested restricted stock/RSUs and unvested performance units is based on the closing price of our Common Stock on the NYSE of $83.76 per share on December 31, 2019.

(b)

Unit amounts shown for Messrs. Thomas, Helms, Driggers and Donaldson (1) represent the aggregate number of performance units granted on September 28, 2015 plus the performance units credited effective February 12, 2019 (which will “cliff” vest on September 28, 2020), (2) represent the aggregate number of performance units granted on September 29, 2016, December 13, 2016, September 25, 2017, September 27, 2018 and September 26, 2019 and (3) for each of the grants referenced in clause (2), assume (solely for purposes of this table) that we achieve a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period.

As set forth in the performance multiple scale on page 26, if our TSR over the performance period is below or above the median of such group of peer companies, a performance multiple of 0% to 200% will be applied to the performance units granted. See “Executive Compensation Program for 2019 — Long-Term Incentives” above and the “Grants of Plan-Based Awards Table for 2019” above for additional discussion. Subsequent to December 31, 2019 and effective February 11, 2020, the Committee certified a performance multiple of 150% as being applicable to the performance units granted on September 29, 2016 (which will “cliff” vest on September 29, 2021) and the performance units granted on December 13, 2016 (which will “cliff” vest on February 11, 2020), based on (1) our TSR over the applicable three-year performance period relative to the TSR of each of the applicable peer companies and (2) our “TSR Rank” (as defined in the grant agreements) of “3”. Accordingly, additional performance units have been credited (effective February 11, 2020) to the Named Officers as follows: Mr. Thomas, 21,420 units; Mr. Helms, 7,246 units; Mr. Driggers, 7,166 units; and Mr. Donaldson, 7,328 units. Unit amounts shown for Mr. Yacob (1) represent the aggregate number of performance units granted on September 27, 2018 and September 26, 2019 and (2) for each of the grants referenced in clause (1), assume (solely for purposes of this table) that we achieve a median TSR (as defined in the grant agreements) (i.e., a 100% performance multiple) over the applicable three-year performance period of the awards relative to the TSR of each of our peer companies (as specified in the governing grant agreements) over the performance period.

(c)	The unexercisable SARs vest 100% on September 29, 2020.

(d)	The unexercisable SARs vest 100% on September 25, 2020.

(e)	The unexercisable SARs vest 50% on September 27, 2020 and 50% on September 27, 2021.

(f)	The unexercisable SARs vest in increments of 33% on September 26, 2020 and September 26, 2021 and an increment of 34% on September 26, 2022.

(g)

Assuming continued employment, the unvested RSUs will vest as follows: 27,447 on September 25, 2020; 25,158 on September 28, 2020; 18,002 on September 27, 2021; 25,158 on September 29, 2021; and 30,448 on September 26, 2022.

(h)

Assuming continued employment, the unvested RSUs will vest as follows: 5,482 on September 25, 2020; 5,039 on September 28, 2020; 7,701 on December 13, 2020; 5,685 on September 27, 2021; 5,040 on September 29, 2021; and 11,858 on September 26, 2022.

(i)

Assuming continued employment, the unvested restricted stock will vest as follows: 8,654 on September 25, 2020; 7,853 on September 28, 2020; 5,314 on September 27, 2021; 7,853 on September 29, 2021; and 8,989 on September 26, 2022.

(j)

Assuming continued employment, the unvested restricted stock will vest as follows: 7,788 on September 25, 2020; 7,018 on September 28, 2020; 4,921 on September 27, 2021; 7,018 on September 29, 2021; and 8,323 on September 26, 2022.

(k)

Assuming continued employment, the unvested restricted stock will vest as follows: 1,573 on March 9, 2020; 4,445 on September 25, 2020; 4,150 on September 28, 2020; 5,000 on December 13, 2020; 2,003 on March 5, 2021; 1,590 on March 7, 2021; 2,952 on September 27, 2021; 4,150 on September 29, 2021; 736 on December 23, 2021; 1,266 on February 21, 2022; and 6,142 on September 26, 2022.

(l)

Assuming continued employment, the unvested performance units will vest as follows: 16,665 on February 11, 2020 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 52,354 on September 28, 2020; 28,559 on February 28, 2021 subject to the applicable performance multiple for the three-year performance period (January 2018 — December 2020); 26,177 on September 29, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 37,401 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); and 75,908 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022).

(m)

Assuming continued employment, the unvested performance units will vest as follows: 9,258 on February 11, 2020 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 10,470 on September 28, 2020; 5,694 on February 28, 2021 subject to the applicable performance multiple for the three-year performance period (January 2018 — December 2020); 5,235 on September 29, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 11,811 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); and 29,564 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022).

(n)

Assuming continued employment, the unvested performance units will vest as follows: 6,480 on February 11, 2020 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 15,706 on September 28, 2020; 8,654 on February 28, 2021 subject to the applicable performance multiple for the three-year performance period (January 2018 — December 2020); 7,853 on September 29, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 10,629 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); and 21,574 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022).

(o)

Assuming continued employment, the unvested performance units will vest as follows: 7,638 on February 11, 2020 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 14,036 on September 28, 2020; 7,788 on February 28, 2021 subject to the applicable performance multiple for the three-year performance period (January 2018 — December 2020); 7,018 on September 29, 2021 (see footnote (b) above for additional performance units credited subsequent to December 31, 2019); 9,842 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021); and 19,976 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022).

(p)

Assuming continued employment, the unvested performance units will vest as follows: 5,905 on February 28, 2022 subject to the applicable performance multiple for the three-year performance period (January 2019 — December 2021) and 14,742 on February 28, 2023 subject to the applicable performance multiple for the three-year performance period (January 2020 — December 2022).

SAR Exercises and Restricted Stock/RSU and Performance Unit Vestings Table for 2019

The following table summarizes certain information regarding exercises of SARs and vestings of restricted stock/RSUs and performance units during 2019 for each of the Named Officers.

	SAR Awards		Restricted Stock/RSU Awards			Performance Unit Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William R. Thomas	71,160	$1,105,115	26,339	(a)	$1,975,500	52,354	$3,925,503
Lloyd W. Helms, Jr	18,000	$300,420	6,817	(a)	$511,945	10,470	$785,041
Timothy K. Driggers	0	$0	7,853		$588,818	15,706	$1,177,636
Michael P. Donaldson	0	$0	7,018		$526,210	14,036	$1,052,419
Ezra Y. Yacob	5,000	$108,500	6,602		$531,293	0	$0

(a)

Includes 1,180 units and 1,582 units for Messrs. Thomas and Helms, respectively, with an aggregate value (as of the vesting date) of $89,078 and $119,425, respectively, which were withheld by EOG in connection with the accelerated vesting in December 2019 of certain previously awarded RSU grants. Pursuant to the

2008 Stock Plan, the value of all then-outstanding unvested RSUs must be reported as income for Federal Insurance Contributions Act (“FICA”) purposes in the year in which an employee becomes retirement-eligible (i.e., age 62 with at least 5 years of service with EOG). Once retirement-eligible, RSUs granted in a given year must be reported as income in the year of grant for FICA purposes, which was applicable to Messrs. Thomas and Helms in 2019. Therefore, such units were withheld to satisfy the 2019 FICA and related federal tax-withholding obligation of Messrs. Thomas and Helms.

Pension Benefits

We currently have no defined benefit pension plans covering any of the Named Officers.

Nonqualified Deferred Compensation Table for 2019

The following table provides certain information regarding the deferral of compensation by our Named Officers under our Deferral Plan. The Deferral Plan is our only defined contribution plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Name	Executive Contributions in 2019 ($)(a)	Registrant Contributions in 2019 ($)(b)	Aggregate Earnings/ (Loss) in 2019 ($)(c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 2019 Year End ($)(d)
William R. Thomas	$0	$205,875	$211,601	$0	$2,864,452
Lloyd W, Helms, Jr	$96,066	$157,087	$337,384	$0	$2,025,160
Timothy K. Driggers	$65,000	$119,377	$396,397	$0	$2,298,627
Michael P. Donaldson	$78,375	$129,510	$4,819	$0	$665,753
Ezra Y. Yacob	$50,000	$55,610	$41,916	$23,914	$319,345

(a)

These amounts are reported in the “Salary” column (for 2019) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $0; Mr. Driggers, $0; Mr. Donaldson, $78,375; and Mr. Yacob, $0.

(b)

These amounts are reported in the “All Other Compensation” column (for 2019) of the “Summary Compensation Table” above. The amount invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $0; Mr. Driggers, $0; Mr. Donaldson, $129,510; and Mr. Yacob, $0.

(c)

Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, these amounts are not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column (for 2019) of the “Summary Compensation Table” above.

(d)

The amount of the aggregate balance as of December 31, 2019 that has been contributed by each of the Named Officers and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2019) for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $470,838; Mr. Driggers, $365,200; Mr. Donaldson, $155,102; and Mr. Yacob, $0. The amount of the aggregate balance as of December 31, 2019 that has been contributed by EOG and shown as compensation in the “Summary Compensation Table” for previous years (prior to 2019) for each of the Named Officers is: Mr. Thomas, $970,327; Mr. Helms, $472,297; Mr. Driggers, $679,466; Mr. Donaldson, $322,244; and Mr. Yacob, $0. The amount of the aggregate balance as of December 31, 2019 invested in a phantom stock account for each of the Named Officers is: Mr. Thomas, $0; Mr. Helms, $134,654 (1,608 shares); Mr. Driggers, $0; Mr. Donaldson, $665,753 (7,948 shares); and Mr. Yacob, $21,939 (262 shares).

Under our Deferral Plan, each Named Officer can elect to defer up to 50% of his annual base salary, up to 100% of his annual cash bonus and/or Savings and Retirement Plan refunds resulting from excess deferrals into our Savings and Retirement Plan. Deferral elections are irrevocable and generally must be made prior to the first day of the calendar year during which the compensation would be earned.

Deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds; or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred compensation would otherwise have been paid, and includes reinvestment of dividends.

Participants in the Deferral Plan may elect a lump-sum payout or annual installment payout for up to 15 years following their separation from service, disability or death. If a participant elects to defer funds into a phantom stock account, distributions will be made in a lump sum in shares of our Common Stock. A participant may also elect to receive his account balance in a lump sum upon a change of control of EOG (as defined in the Deferral Plan).

A participant may receive an in-service distribution in the following ways:

•

through a special deferral account, under which distribution of all or a part of a participant’s account balance can be made over a period of one to five years beginning after the first anniversary of the election; or

•

through a hardship distribution, in which the administrative committee responsible for administering the plan (in its sole discretion) grants the participant’s request for a distribution based on unforeseeable circumstances causing urgent and severe financial hardship for the participant.

Employment Agreements

EOG does not have employment agreements with any of its Named Officers. All Named Officers serve at the discretion of the Board and receive compensation as determined from time to time by the Committee under our broad-based plans and programs as described under “Compensation Discussion and Analysis” above.

Potential Payments Upon Termination of Employment or Change of Control

If the employment of any of our Named Officers terminates, other than as a result of a change of control of EOG, the EOG Resources, Inc. Severance Pay Plan (“Severance Pay Plan”), which covers all full-time EOG employees, would govern any payments to be received.

Each of our Named Officers has entered into a change of control agreement with us. If a change of control of EOG occurs and a Named Officer is terminated, the terms of the Named Officer’s change of control agreement, along with our retention bonus plan described under “Payments Made Upon a Change of Control — Retention Bonus Plan” below, would govern any payments to be received.

In accordance with our 2008 Stock Plan, upon termination of employment, unvested performance units and unvested restricted stock/RSUs shall either vest or be forfeited, and unvested SARs shall either vest and be fully exercisable or be forfeited, based on the reasons for termination, as set forth in each grant agreement and as further described below.

Payments Made Upon Termination Under Our Severance Pay Plan

The following describes payments to be received under our Severance Pay Plan in the event of termination of employment for the specified reason.

Involuntary Termination. Eligible employees who are terminated by EOG as a result of business circumstances or reorganization will receive up to the sum of one week of base salary for each year of EOG service (or portion thereof) and one week of base salary for each $10,000 (or portion thereof) of base salary, up to a maximum severance benefit of 26 weeks of base salary. Eligible employees who are terminated by EOG for failure to meet performance objectives or standards will receive up to one week of base salary for each year of EOG service (or portion thereof), up to a maximum severance benefit of six weeks of base salary. In both circumstances, the amount of severance will be doubled if the employee signs a waiver and release of claims. The total amount of severance paid may not exceed 52 weeks of base salary. Severance will be paid in a lump sum.

Cause. Employees terminated for cause are not eligible for severance pay.

Voluntary Termination; Disability or Death. Severance benefits are not payable in the event of voluntary termination or in the event of disability or death.

Payments Made Upon a Change of Control

In the event of a change of control of EOG, each Named Officer is entitled to the following benefits.

Change of Control Agreements. Each Named Officer has entered into a change of control agreement with us. Under each change of control agreement, “change of control” is defined as:

•

the acquisition by any person of beneficial ownership of 20% or more of either (A) the then-outstanding shares of our Common Stock or (B) the combined voting power of our then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Securities”); provided, however, that the following acquisitions will not constitute a change of control: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan sponsored by us or any of our affiliates, (4) any acquisition by any corporation that complies with sub-clauses (A), (B) and (C) of the third bullet point below or (5) an acquisition by a Qualified Institutional Investor (as defined in each change of control agreement);

•

individuals who constituted the Board as of May 3, 2005 (“Incumbent Directors”) ceasing for any reason to constitute at least a majority of the Board, provided that any individual who becomes a director after May 3, 2005 shall be deemed to be an Incumbent Director if their election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the then-Incumbent Directors (except in certain circumstances);

•

consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets or the acquisition of the assets or stock of another entity (“Business Combination”), other than a Business Combination (A) which would result in all or substantially all of the persons that were beneficial owners of our Common Stock and Voting Securities outstanding immediately prior to the Business Combination continuing to beneficially own more than 60% of the then-outstanding shares of the common stock and the combined voting power of the then-outstanding Voting Securities, as the case may be, of the corporation resulting from such Business Combination, in substantially the same proportions as their ownership immediately prior to the Business Combination; (B) in which no person is or becomes the beneficial owner of 20% or more of the then-outstanding shares of the common stock or the combined voting power of the then-outstanding Voting Securities of the corporation resulting from such Business Combination, except to the extent that such ownership existed prior to the Business Combination and (C) in which at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of our Board at the time of the execution of the initial agreement or the action of the Board providing for such Business Combination; or

•	approval by our stockholders of a complete liquidation or dissolution of EOG.

Under each change of control agreement, if, within two years after a change of control of EOG, a Named Officer’s employment is terminated by us for any reason (other than for cause or by reason of death, disability or retirement) or by the Named Officer under circumstances defined in the agreement as “good reason,” then, the Named Officer will receive:

•

a severance benefit of 2.99 times his annual base salary plus two times his target annual bonus, each as in effect immediately prior to the change of control or, if increased, immediately prior to the termination date;

•

retirement contributions and matching contributions under our Savings and Retirement Plan that would have been made if the Named Officer had continued to be employed for three years following the date of termination and, in the case of the Savings and Retirement Plan matching amounts, assuming that the Named Officer had continued to contribute to the Savings and Retirement Plan during such three-year period at his then-current contribution level;

•	the Named Officer’s base salary and compensation for earned but unused vacation accrued through the termination date but not previously paid to the Named Officer;

•	up to three years of subsidy in our retiree medical coverage; and

•	outplacement services, not to exceed $50,000.

If a Named Officer’s employment is terminated within two years of a change of control of EOG for cause, as a result of death, disability or retirement or by the Named Officer for other than “good reason” (as defined in the change of control agreement), the Named Officer will be entitled only to base salary and any other compensation and benefits earned and payable through the termination date.

Retention Bonus Plan. In order to ensure continuity of operations in the event of a change of control of EOG, a retention bonus plan would become effective and applicable to all eligible employees, including our Named Officers. To be eligible to receive the retention bonus, an employee must remain employed by us through the effective date of the change of control (as defined in our Change of Control Severance Plan) and be employed by the acquiring company 180 days after the effective date of the change of control or be involuntarily terminated (as defined in our Change of Control Severance Plan) by the acquiring company on or within 180 days after the effective date of the change of control. Eligible employees would receive a bonus equal to the most recent bonus they had received under our annual bonus program, payable upon the earlier of 180 days after the effective date of the change of control or upon such involuntary termination.

Treatment of Stock Grants Under Our 2008 Stock Plan Upon Termination of Employment or Change of Control

Normal Retirement At or After Age 62. In the event a Named Officer retires at or after age 62 with five years of EOG service, he would be entitled to the same benefits as any other of our retiring employees. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s retirement at or after age 62 with five years of EOG service,

•

all restrictions on unvested performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period (as further described above); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the date of retirement (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period;

•	all restrictions on RSUs will lapse and the related shares will generally be released six months after the date of retirement; and

•	all unvested SARs will become vested and fully exercisable on the date of retirement.

Company-Approved Retirement Prior to Age 62 (Early Retirement). In the event a Named Officer chooses to retire at or after age 55 but prior to age 62 with five years of EOG service and the retirement is designated in writing by EOG management as a “Company-approved Retirement prior to age 62,” he would be entitled to the same benefits as any other employee whose retirement was designated as a “Company-approved Retirement prior to age 62”.

In the event a Named Officer is eligible for early retirement, but is involuntarily terminated by EOG other than for cause, such termination will be treated as a “Company-approved Retirement prior to age 62”. In order to be designated a “Company-approved Retirement prior to age 62,” the employee must agree to enter into a six-month non-competition agreement with us.

In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon an employee’s “Company-approved Retirement prior to age 62,”

•	for all unvested performance units, the applicable performance multiple will be the performance multiple for the three-year performance period;

•

for performance unit grants on or before September 24, 2017 (other than the performance units awarded on December 13, 2016), for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period;

•

for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the date of retirement or (B) the completion of the performance period;

•

for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released;

•

for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of the unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will generally be released; and

•	all unvested SARs will vest and be fully exercisable;

in each case, six months following the effective date of such retirement provided that all provisions of the employee’s related non-competition agreement are satisfied.

Involuntary Termination (Not For Cause or Performance Reasons) Prior to Eligibility for Early Retirement. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon involuntary termination for other than cause or failure to meet performance objectives or standards and the Named Officer is not yet eligible for early retirement,

•	for all unvested performance units, the applicable performance multiple will be the performance multiple for the three-year performance period;

•

for performance unit grants on or before September 24, 2017 (other than performance units awarded on December 13, 2016), for each whole year that has passed since the grant date, 20% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period;

•

for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, for each whole year that has passed since the grant date, 33% of the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (A) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (B) the completion of the performance period;

•

for restricted stock/RSU grants on or before September 24, 2017, the restrictions on 20% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code);

•

for restricted stock/RSU grants on or after September 25, 2017, the restrictions on 33% of unvested restricted stock/RSUs will lapse for each whole year that has passed since the grant date and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code); and

•	all unvested SARs shall be forfeited.

Voluntary Termination, Involuntary Termination for Performance Reasons or Termination for Cause. In accordance with the terms of the 2008 Stock Plan and related grant agreements, upon voluntary termination, involuntary termination for failure to meet performance objectives or standards or termination for cause, all unvested performance units (including any additional performance units which may have been awarded or credited upon the completion of the three-year performance period based on the applicable performance multiple), restricted stock/RSUs and SARs shall be forfeited and canceled.

Disability or Death. In accordance with our 2008 Stock Plan and related grant agreements, upon disability,

•

all restrictions on the performance units will lapse; the applicable performance multiple will be the performance multiple for the three-year performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the later of (i) the date that is six months following the effective date of such termination (to account for the six-month delay applicable to specified employees under Section 409A of the Code) and (ii) the completion of the performance period;

•

all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released (provided that, with respect to RSUs, the related shares will be released six months after the date of termination for specified employees under Section 409A of the Code); and

•	all unvested SARs will vest and be fully exercisable.

In accordance with our 2008 Stock Plan and related grant agreements, upon death,

•

all restrictions on the performance units will lapse; the applicable performance multiple will be (i) 100% (if the date of death is prior to the completion of the three-year performance period) or (ii) the achieved performance multiple for the performance period (if the date of death is subsequent to the completion of the performance period); and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the date of death;

•	all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released; and

•	all unvested SARs will vest and be fully exercisable.

Change of Control. In accordance with our 2008 Stock Plan, upon the effective date of a change of control of EOG,

•

all restrictions on the performance units will lapse as of the effective date of the change of control of EOG; the applicable performance multiple will be (i) based on the respective TSR of EOG and each of our peer companies over the three-year performance period (using, for purposes of such calculations, the 30-calendar day period immediately preceding the effective date of the change of control as the ending month of the performance period), if the effective date of the change of control is prior to the completion of the three-year performance period, or (ii) the achieved performance multiple for the performance period if the effective date of the change of control is subsequent to the completion of the performance period; and the shares of Common Stock represented by the performance units (as adjusted for the applicable performance multiple) will be released as soon as administratively practicable following the effective date of the change of control;

•	all restrictions on unvested restricted stock/RSUs will lapse and the related shares will be released; and

•	all unvested SARs will vest and be fully exercisable.

If the event constituting the change of control does not qualify as a change in effective ownership or control of EOG for purposes of Section 409A, then any distribution or payment subject to Section 409A shall be delayed until the earliest time that such distribution or payment would be permissible under Section 409A.

Potential Payments Upon Termination of Employment or Change of Control Table

The following table shows the estimated potential payments and benefits that would be received by each Named Officer in the event of his termination of employment as a result of each of the circumstances described above and assumes that any termination was effective as of December 31, 2019. The closing price of our Common Stock on the NYSE on December 31, 2019 was $83.76 per share. The actual amounts to be paid can only be determined at the time of the Named Officer’s actual termination.

William R. Thomas

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$1,000,000	(e)	$7,512,500	(f)
Performance Units			$19,856,481	$19,856,481	$0	$19,856,481	(g)	$19,856,481	(h)
Restricted Stock/RSUs			$10,571,601	$10,571,601	$0	$10,571,601	(g)	$10,571,601	(h)
SARs			$403,103	$403,103	$0	$403,103	(g)	$403,103	(h)
Health Benefits(i)			$0	$0	$0	$0		$15,111
Unused Vacation(j)			$53,846	$53,846	$53,846	$53,846		$53,846
All Other(k)			$0	$0	$0	$0		$171,800
Total:	n/a	n/a	$30,885,031	$30,885,031	$53,846	$31,885,031		$38,584,442

Lloyd W. Helms, Jr.

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance			$0	$0	$0	$650,000	(e)	$4,143,500	(f)
Performance Units			$6,033,400	$6,033,400	$0	$6,033,400	(g)	$6,033,400	(h)
Restricted Stock/RSUs			$3,417,827	$3,417,827	$0	$3,417,827	(g)	$3,417,827	(h)
SARs			$156,996	$156,996	$0	$156,996	(g)	$156,996	(h)
Health Benefits(i)			$0	$0	$0	$0		$40,779
Unused Vacation(j)			$14,219	$14,219	$14,219	$14,219		$14,219
All Other(k)			$0	$0	$0	$0		$171,800
Total:	n/a	n/a	$9,622,442	$9,622,442	$14,219	$10,272,442		$13,978,521

Timothy K. Driggers

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$615,000	(e)	$3,487,850	(f)
Performance Units	$0	$2,762,237		$5,938,249	$0	$2,762,237	(l)	$5,938,249	(h)
Restricted Stock/RSUs	$0	$1,546,293		$3,238,413	$0	$1,546,293	(l)	$3,238,413	(h)
SARs	$0	$114,565		$114,565	$0	$114,565	(l)	$114,565	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$44,051
Unused Vacation(j)	$11,827	$11,827		$11,827	$11,827	$11,827		$11,827
All Other(k)	$0	$0		$0	$0	$0		$171,800
Total:	$11,827	$4,434,922	n/a	$9,303,054	$11,827	$5,049,922		$13,006,755

Michael P. Donaldson

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0	$0		$0	$0	$600,000	(e)	$3,404,000	(f)
Performance Units	$0	$2,635,760		$5,553,120	$0	$2,635,760	(l)	$5,553,120	(h)
Restricted Stock/RSUs	$0	$1,389,662		$2,937,296	$0	$1,389,662	(l)	$2,937,296	(h)
SARs	$0	$106,077		$106,077	$0	$106,077	(l)	$106,077	(h)
Health Benefits(i)	$0	$0		$0	$0	$0		$46,181
Unused Vacation(j)	$42,692	$42,692		$42,692	$42,692	$42,692		$42,692
All Other(k)	$0	$0		$0	$0	$0		$171,800
Total:	$42,692	$4,174,191	n/a	$8,639,185	$42,692	$4,774,191		$12,261,166

Ezra Y. Yacob

Executive Benefits and Payments Upon Termination	Voluntary Termination ($)(a)	Early Retirement ($)(b)	Normal Retirement ($)(c)	Disability or Death ($)(d)	Involuntary Termination (For Cause) ($)(a)	Involuntary Termination (Not For Cause) ($)		Change of Control ($)
Cash Severance	$0			$0	$0	$450,000	(e)	$2,755,500	(f)
Performance Units	$0			$1,729,393	$0	$163,248	(m)	$1,729,393	(h)
Restricted Stock/RSUs	$0			$2,848,426	$0	$1,410,686	(m)	$2,848,426	(h)
SARs	$0			$78,281	$0	$0		$78,281	(h)
Health Benefits(i)	$0			$0	$0	$0		$73,430
Unused Vacation(j)	$14,171			$14,171	$14,171	$14,171		$14,171
All Other(k)	$0			$0	$0	$0		$159,200
Total:	$14,171	n/a	n/a	$4,670,271	$14,171	$2,038,105		$7,658,401

(a)

No additional compensation, other than unused vacation, is paid if the Named Officer voluntarily terminates his employment or if the Named Officer is involuntarily terminated for cause. Of the Named Officers, Messrs. Thomas and Helms were of normal retirement age (age 62 or older and with five years of EOG service) as of December 31, 2019, and therefore, voluntary termination is not applicable. A voluntary termination could occur for Messrs. Driggers and Donaldson if early retirement was not company-approved or if they did not agree to, or fulfill, a six-month non-competition agreement.

(b)

Of the Named Officers, only Messrs. Driggers and Donaldson were between age 55 and 62 with at least five years of EOG service and thus were eligible for early retirement as of December 31, 2019. Assumes that upon satisfying the six-month non-competition agreement (1) for performance unit grants on or before September 24, 2017 (other than the performance units awarded on December 13, 2016), 20% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2019 (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple for grants for which the applicable performance period has been completed); (2) for performance unit grants on or after September 25, 2017 and the performance units awarded on December 13, 2016, 33% of unvested performance units will vest for each whole year that has passed since the grant date as of December 31, 2019 (assuming a performance multiple of 100% as the applicable performance period has not been completed); (3) for restricted stock grants on or before September 24, 2017, 20% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2019; (4) for restricted stock grants on or after September 25, 2017, 33% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2019; and (5) all unvested SARs will vest and become fully exercisable. However, the actual value of any unvested performance units, restricted stock and SARs will be subject to market risk during the six-month term of the non-competition agreement and the actual value of the performance units will also be subject to the applicable performance multiple (in the case of grants for which the applicable performance period has not been completed). The number of performance units that will vest for Mr. Driggers is 32,978 and for Mr. Donaldson is 31,468. The number of shares of restricted stock that will vest for Mr. Driggers is 18,461 and for Mr. Donaldson is 16,591. The number of SARs that will vest for Mr. Driggers is 33,956 and for Mr. Donaldson is 31,100.

(c)

Of the Named Officers, only Messrs. Thomas and Helms were of normal retirement age (age 62 or older with five years of EOG service) as of December 31, 2019. Represents the value of unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple for grants for which the applicable performance period has been completed), RSUs and SARs as of December 31, 2019; however, (1) the actual value of the performance units and RSUs will be subject to market risk during the six-month delay period (pursuant to Section 409A of the Code) and (2) the actual value of the performance units will also be subject to the applicable performance multiple (in the case of grants for which the applicable performance period has not been completed).

(d)

Represents the value of the unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed; or at the achieved performance multiple for grants for which the applicable performance period has been completed), restricted stock/RSUs and SARs as of December 31, 2019 for the Named Officers. Upon disability, (1) all unvested performance units will vest but are not payable until the completion of the applicable performance period, (2) all unvested RSUs will vest on the date of disability and will be released six months following the date of disability and will therefore be subject to market risk for six months and (3) all unvested restricted stock and SARs will vest on the date of disability. Upon death, (1) all unvested performance units will vest and will be distributed as shares at the 100% performance multiple if the date of death is prior to the completion of the applicable performance period or at the achieved performance multiple if the date of death is after the completion of the applicable performance period and (2) all unvested restricted stock/RSUs and SARs will vest on the date of death.

(e)

Represents 52 weeks of base salary, the maximum benefit paid under our Severance Pay Plan, based on the annual base salary and years of EOG service as of December 31, 2019 for the Named Officers. In the event of involuntary termination for failure to meet performance objectives or standards, the Named Officer would be eligible for a cash severance of up to 12 weeks of base salary provided he executed a waiver and release of claims.

(f)

Calculated as the sum of (1) 2.99 times annual base salary plus two times annual bonus award opportunity in accordance with the change of control agreement for the Named Officers and (2) a retention bonus in accordance with our retention bonus plan described above. The annual base salary is as follows: Mr. Thomas, $1,000,000; Mr. Helms, $650,000; Mr. Driggers, $615,000; Mr. Donaldson, $600,000 and Mr. Yacob, $450,000. The target annual bonus is as follows: Mr. Thomas, $1,350,000; Mr. Helms, $650,000; Mr. Driggers, $492,000; Mr. Donaldson, $480,000 and Mr. Yacob, $405,000. In accordance with the retention bonus plan, the retention bonus utilized is the annual bonus awarded in 2019 (for 2018 performance) as follows: Mr. Thomas, $1,822,500; Mr. Helms, $900,000; Mr. Driggers, $665,000; Mr. Donaldson, $650,000; and Mr. Yacob, $600,000.

(g)

Messrs. Thomas and Helms are eligible for normal retirement; therefore, any involuntary termination that is not for cause is treated as a “retirement at or after age 62” for stock plan purposes. See footnote (c) above for further explanation.

(h)

Represents the value of unvested performance units (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed, or at the achieved performance multiple for grants for which the applicable performance period has been completed), restricted stock/RSUs and SARs as of December 31, 2019 for the Named Officers.

(i)	Health Benefits include the estimated value of three years participation in our medical and dental plans, based on the Named Officer’s elections as of December 31, 2019.

(j)	Represents the unused vacation as of December 31, 2019 that would be paid to the Named Officer.

(k)

“All Other” includes (1) the estimated value of matching contributions and retirement contributions under the Savings and Retirement Plan had the Named Officer continued to be employed for three years based on the contribution rates and statutory limits in effect as of December 31, 2019 and (2) $50,000 in outplacement services.

(l)

Messrs. Driggers and Donaldson are eligible for early retirement; therefore, any involuntary termination that is not for cause is treated as a “Company-approved Retirement prior to age 62” for stock plan purposes. See footnote (b) above for further explanation.

(m)

Upon an involuntary termination that is not for cause, (1) 33% of the unvested performance units will vest for each whole year that has passed since the date of grant as of December 31, 2019 (assuming a performance multiple of 100% for grants for which the applicable performance period has not been completed); however, the actual value of the performance units will be subject to the applicable performance multiple; (2) for restricted stock grants on or before September 24, 2017, 20% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2019;

(3) for restricted stock grants after September 25, 2017, 33% of unvested restricted stock will vest for each whole year that has passed since the grant date as of December 31, 2019. The number of performance units that would vest for Mr. Yacob is 1,949 and the number of restricted stock would be 16,842. If the involuntary termination was for failure to meet performance objectives or standards, all shares of performance units and restricted stock would be forfeited and canceled.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are providing the following information about the relationship of the annual total compensation of Mr. William R. Thomas, our CEO, and the annual total compensation of our “Median Employee”.

For 2019, our last completed fiscal year:

•	the annual total compensation of our CEO was $12,751,421 including compensation under non-discriminatory benefit plans; and

•	the annual total compensation of our Median Employee was $175,681 including compensation under non-discriminatory benefit plans.

Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the Median Employee was 73 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K.

We used the following material assumptions, adjustments and estimates to identify the Median Employee and to determine the annual total compensation of our CEO and the Median Employee:

•

We determined that, as of December 31, 2019, our employee population consisted of approximately 2,925 individuals (excluding the CEO) who were working at our parent company and consolidated subsidiaries and who were located in the following countries: Canada, The People’s Republic of China (“China”), The Republic of Trinidad and Tobago (“Trinidad”) and the United States of America (“U.S.”). This population consisted of our full-time, part-time and temporary employees.

•	As permitted under SEC rules, we adjusted the employee population to exclude 125 non-U.S. employees (or approximately 4.3% of the employee population) from the following foreign jurisdictions:

-	Canada: 5 employees
-	China: 24 employees
-	Trinidad: 96 employees

After excluding the foregoing non-U.S. employees, our adjusted employee population as of December 31, 2019 was 2,800.

•

To identify the Median Employee from our adjusted employee population, we first determined each employee’s base salary as of December 31, 2019, overtime earnings and annual cash bonus paid during fiscal year 2019 as reflected in our payroll records, and the grant value of restricted stock/RSUs and SARs granted during fiscal year 2019. Then we identified our Median Employee from our adjusted employee population based on this compensation measure.

•	In accordance with the SEC rules, we determined the CEO’s 2019 annual total compensation to be equal to the sum of the following items:

-	$12,738,856, which represents the amount reported for fiscal year 2019 for our CEO in the “Total” column (column (j)) of our Summary Compensation Table included on page 31 of this Proxy Statement, and

-

$12,565, which represents the estimated aggregate value of the CEO’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group accidental death and dismemberment insurance.

•	In accordance with the SEC rules, we determined the Median Employee’s 2019 total annual compensation to be equal to the sum of the following items:

-

$156,745, which represents the amount of such employee’s compensation for fiscal year 2019 that would have been reported in our Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee had been a Named Officer for fiscal year 2019, and

-

$18,936, which represents the estimated aggregate value of the employee’s compensation under the following non-discriminatory benefit plans: (i) group health care benefits, (ii) group life insurance, and (iii) group accidental death and dismemberment insurance.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

The Committee is also responsible for determining, and making recommendations to the Board regarding, the compensation of our non-employee directors. At its meeting in the second quarter of 2019, the Committee conducted its annual review of EOG’s non-employee director compensation program relative to the programs of our peer group. Based on the results of its review, the Committee recommended to the Board that the following changes be made to the total annual compensation of our non-employee directors for the 2019-2020 term: (1) the annual cash retainer for each non-employee director would decrease from $140,000 to $100,000 and (2) each non-employee director would be granted RSUs having a value of $180,000 (the number of RSUs to be granted calculated based on the closing price of EOG’s Common Stock on May 6, 2019 (such date being the Monday following each director’s re-election to the Board at our 2019 annual meeting of stockholders), with the resulting number of units rounded down to a whole unit), an increase of $40,000 from the prior year recommended grant value of $140,000.

The Board adopted this recommendation in connection with its approval of our annual non-employee director compensation at its meeting in the second quarter of 2019. The resulting grant to each of the non-employee directors, as calculated on May 6, 2019, was 1,972 RSUs. The terms of the RSUs granted to our non-employee directors are described in footnote (b) to the “Director Compensation Table for 2019” below. There are no meeting, committee member, committee chair or presiding director fees paid to any director.

In connection with Ms. Robertson’s appointment to the Board effective January 1, 2019, the Committee and the Board determined that Ms. Robertson would be granted RSUs having a value of $46,667 (representing a pro-rated amount of the $140,000 RSU grant value made to our other non-employee directors, effective April 30, 2018, for the 2018-2019 term). The number of RSUs granted to Ms. Robertson was calculated based on such pro-rated value and the closing price of EOG’s Common Stock on January 7, 2019 (such date being the Monday following the effective date of Ms. Robertson’s appointment), with the resulting number of units rounded down to a whole unit.

In accordance with our stock ownership guidelines for non-employee directors (adopted by the Committee in December 2009 and amended by the Committee effective April 30, 2019), each non-employee director is required to own EOG stock (whether in the form of shares of Common Stock or phantom stock issued pursuant to the Deferral Plan, or both) in an aggregate amount equal to five times the annual cash retainer for non-employee directors as shall be in effect from time to time. A non-employee director must attain compliance with these stock ownership guidelines five years from the later of (1) the date of his or her initial election to the Board and (2) April 30, 2019. If a non-employee director is not at any time in compliance with such guidelines (subject to the transition/grace period described in the immediately foregoing sentence), such director (i) may only sell up to 35% of the shares of our Common Stock resulting from a vesting of RSUs in order to cover any tax obligations the non-employee director may incur as a result of the vesting and (ii) is required to hold the remaining shares received upon the vesting until such time as the non-employee director is in compliance. These stock ownership guidelines apply only to (A) the grants of RSUs approved by the Committee and the Board at its meetings in the second quarter of 2019 and (B) future grants to our non-employee directors (until otherwise determined by the Committee and the Board). The stock ownership guidelines applicable to previous grants to our non-employee directors continue in full force and effect as to such grants.

Mr. Thomas, as our CEO, is subject to the stock ownership guidelines applicable to our executive officers and senior management previously discussed, and does not receive any compensation in respect of his services as a director or as our Chairman of the Board.

Director Compensation Table for 2019

The following table summarizes certain information regarding compensation paid or accrued during 2019 to each non-employee director.

Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Janet F. Clark	$120,000	$179,925				$75,000	$374,925
Charles R. Crisp	$120,000	$179,925				$81,493	$381,418
Robert P. Daniels	$120,000	$179,925				$75,000	$374,925
James C. Day	$120,000	$179,925				$75,000	$374,925
C. Christopher Gaut	$120,000	$179,925				$79,052	$378,977
Julie J. Robertson	$120,000	$226,519				$8,250	$354,769
Donald F. Textor	$120,000	$179,925				$76,147	$376,072
Frank G. Wisner (d)	$46,667	$0				$57,546	$104,213

(a)

Non-employee directors can defer all or a portion of their cash fees to a later specified date by participating in the Deferral Plan. Under the Deferral Plan, deferrals are invested into either (1) a flexible deferral account, in which deferrals are treated as if they had been invested into various investment funds as directed by the participant and in which returns vary based on the performance of the funds, or (2) a phantom stock account, in which deferrals are treated as if such amounts are used to purchase our Common Stock at the closing price on the date such deferred fees would otherwise have been paid, and includes reinvestment of dividends. In 2019, four of our non-employee directors deferred their cash fees by participating in the Deferral Plan.

(b)

Under the terms of the 2008 Stock Plan, each non-employee director received, upon re-election to the Board at our 2019 annual meeting of stockholders, 1,972 RSUs on May 6, 2019 (based on the closing price of our Common Stock on the NYSE of $91.24 per share on such date). Upon her initial election to the Board, Ms. Robertson received 493 RSUs on January 7, 2019 (based on the closing price of our Common Stock on the NYSE of $94.51 per share on such date). RSUs granted to non-employee directors under the 2008 Stock Plan vest 100% after one year. Non-employee directors can defer receipt of their RSU grant (and, if the non-employee director so elects, the dividends credited thereon) to a later specified date by participating in the phantom stock account of the Deferral Plan. The market value of the unvested RSUs for each non-employee director as of December 31, 2019 (based on the closing price of our Common Stock on the NYSE of $83.76 per share on December 31, 2019) is as follows: Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut and Textor, $165,175; and Ms. Robertson, $206,468.

(c)	All Other Compensation for 2019 consists of:

•

Charitable matching contributions made by EOG for each non-employee director as follows: Ms. Clark and Messrs. Crisp, Daniels, Day, Gaut and Textor, $75,000; Ms. Robertson, $8,250; and Mr. Wisner, $1,000. Please see “Executive Compensation Program for 2019 — Other Compensation and Benefits — Matching Gifts” above for a description of our charitable gifts matching program applicable to all employees and non-employee directors.

•	Reimbursement for spouse travel (including a “gross-up” for payment of taxes) for Messrs. Crisp, Gaut, Textor and Wisner.

•	Fair market value of gifts provided to Mr. Wisner in recognition of his retirement of $32,428 (and a “gross-up” for payment of taxes of $22,349).

(d)	Mr. Wisner retired from the Board effective at the end of the 2018-2019 term, which expired in conjunction with the 2019 annual meeting of stockholders.

RELATED PARTY TRANSACTIONS

We have adopted a written policy relating to the review and approval of “related party transactions”. Generally, under this policy and related SEC regulations, (1) a “related party transaction” is a transaction, or a material amendment to a transaction, involving more than $120,000 between a “related party” and EOG or one of its subsidiaries and (2) a “related party” is (a) a director, director nominee or executive officer of EOG, (b) a beneficial owner of more than 5% of our Common Stock, (c) an immediate family member of, or person sharing the home of, an EOG director, director nominee or executive officer or beneficial owner of more than 5% of our Common Stock or (d) an entity that is owned or controlled by any of the foregoing persons or for which any of the foregoing persons serves as an executive officer, general partner or principal or in a similar capacity or position.

Consistent with the recommendations of the NYSE, our policy requires the Audit Committee to review and approve (in the case of a proposed transaction), or ratify (in the case of an existing transaction), each related party transaction and any material amendment to any such transaction. In reviewing and approving, or ratifying, as the case may be, any related party transaction or material amendment to any such transaction, the Audit Committee must satisfy itself that it has been fully informed as to the related party’s relationship to EOG and interest in the transaction and as to the material facts of the transaction, and must determine that the related party transaction is in, or is not inconsistent with, the best interests of EOG and our stockholders. In addition, at each quarterly meeting of our Audit Committee, the members of the Audit Committee are asked to confirm that they are not aware of any related party transactions, other than any such transactions previously discussed with the Audit Committee.

Mr. Lloyd W. Helms, Jr., our Chief Operating Officer, has a son, Cory Helms, who is employed by EOG as a reservoir engineering manager in our Oklahoma City office. Mr. Cory Helms has been employed by EOG since July 2010, prior to his father becoming an executive officer of EOG. Mr. Lloyd W. Helms, Jr. did not participate in the hiring of his son and has not participated, and is not expected in the future to participate, in performance evaluations or compensation decisions regarding his son. Mr. Cory Helms’ total compensation for 2019 (consisting of his annual base salary, annual bonus, stock-based compensation and other benefits and compensation) was less than $620,000. We believe that Mr. Cory Helms’ compensation and benefits are commensurate with his qualifications, experience and responsibilities and comparable to the compensation and benefits currently paid to reservoir engineering managers at EOG and in the oil and gas industry with similar qualifications, experience and responsibilities. Pursuant to our related party transactions policy, the Audit Committee has (1) satisfied itself that it has been fully informed as to the material facts of Mr. Cory Helms’ employment relationship with us; (2) determined that (i) the employment relationship is in, and is not inconsistent with, the best interests of EOG and our stockholders and (ii) Mr. Lloyd W. Helms, Jr. does not have a material interest in such employment relationship; and (3) approved and ratified our prior and continued employment of Mr. Cory Helms.

In addition to our related party transactions policy, our Code of Conduct prohibits transactions involving or benefiting a director or executive officer (or a family member of a director or executive officer) that may constitute a conflict of interest. Any waiver of our Code of Conduct in favor of a director or executive officer requires Board or Board committee approval and reporting under applicable SEC and NYSE regulations, as more fully described under “Corporate Governance — Codes of Conduct and Ethics and Corporate Governance Guidelines” above. There have been no waivers granted with respect to our Code of Conduct to any director or executive officer.

ITEM 1.

ELECTION OF DIRECTORS

At the Annual Meeting, eight directors are to be elected to hold office until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified (or until such director’s earlier resignation, removal or death). All of the nominees are current directors.

Our director nominees bring a wealth of relevant experience and skills, as well as diverse viewpoints, to the Board. Below are descriptions of certain key skills and areas of experience that we believe are relevant to our business along with a matrix setting forth the number of our director nominees that possess each such skill and area of experience.

Skill/Experience	Relevance
Executive Management Experience	Has a demonstrated record of leadership and valuable perspectives on issues affecting large and complex organizations.
Financial Reporting, Accounting & Finance	Has an understanding of, and experience with, financial reporting and accounting matters and capital markets matters (both debt and equity) relevant to a large, publicly traded company.
Energy Industry Experience – Upstream Exploration	Contributes valuable perspective on issues specific to our operations in the upstream exploration sector of the oil and gas industry.
Energy Industry Experience – Marketing & Midstream	Contributes valuable perspective on issues specific to our operations in the marketing and midstream sector of the oil and gas industry.
Energy Industry Experience – Oilfield Services	Contributes valuable perspective on issues specific to our operations in the oilfield services sector of the oil and gas industry.
Corporate Governance & Risk Management	Has an understanding of, and experience with, the roles of corporate strategy and risk management necessary for organizational performance.
International	Provides valuable insights into the international aspects of our business and operations.
Governmental/Regulatory	Has an understanding of the role regulatory and governmental actions and decisions may have on our business.
Public Company Board Service	Contributes an understanding of corporate governance practices and trends and insights into board management.
Environmental & Safety	Strengthens the Board’s oversight and understanding of the interrelationship between environmental and safety matters and our operational activities and strategy.
Human Resources & Compensation	Has an understanding of compensation factors and components that influence the attraction, motivation and retention of a talented workforce.
Civic, Community & Charitable Organizations	Contributes to a better understanding of sustainable engagements with the communities in which we do business.
Technical, Geologic & Engineering	Education background brings an understanding of technical, geologic and engineering disciplines necessary for the identification of our exploration plays and development of our prospect inventory.
Information Technology	Contribution to the Board’s understanding of innovative information technology applications utilized in our operations and business.

The charts below reflect the independence and gender diversity of our director nominees.

Director Independence	Gender Diversity of Directors

We also believe that each of our director nominees possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background; a proven record of success in their respective fields; and valuable knowledge of our business and of the oil and gas industry. Further, each of our director nominees is willing and able to devote sufficient time to carrying out his or her duties and responsibilities as a director effectively and is committed to serving EOG and our stockholders.

Set forth below, in each director nominee’s biographical information, is additional discussion of the specific experiences, qualifications and skills attributable to such nominee that led the Board, as of the date of this proxy statement, to its conclusion that the nominee should serve as a director of EOG and, in the case of Mses. Clark and Robertson and Messrs. Crisp, Daniels, Day, Gaut and Textor, as a member of the Board’s Audit, Compensation and Nominating, Governance and Sustainability Committees. Director nominee ages and biographical information set forth below are as of February 29, 2020.

A majority of the votes cast in person or by proxy by the holders of our Common Stock entitled to vote at the Annual Meeting is required to elect a nominee. Under our bylaws, (1) a “majority of the votes cast” means that the number of shares voted “FOR” a nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the accompanying form of proxy) and exclude abstentions with respect to that nominee’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within 10 days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that nominee’s election.

Pursuant to our Corporate Governance Guidelines, any nominee for director who fails to receive a majority of the votes cast at the Annual Meeting must, promptly following certification of the stockholder vote, tender his or her resignation to the Nominating, Governance and Sustainability Committee of the Board. The Nominating, Governance and Sustainability Committee (excluding the nominee who tendered the resignation) will evaluate the resignation in light of the best interests of the company and our stockholders in determining whether to accept or reject the resignation or take other action. The Nominating, Governance and Sustainability Committee will make a recommendation to the Board, which will then act on the tendered resignation and publicly disclose its decision and rationale within 90 days following certification of the stockholder vote.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the accompanying form of proxy to vote for a substitute.

Pursuant to our bylaws and effective as of the date of the Annual Meeting, the Board has set the number of directors that shall constitute the Board at eight. Accordingly, proxies cannot be voted for a greater number of persons than the number of nominees named on the accompanying form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

JANET F. CLARK, 65

Director since 2014

Ms. Clark has extensive leadership and financial experience, having most recently served as Executive Vice President and Chief Financial Officer of Marathon Oil Corporation (“Marathon”) from January 2007 until her retirement in October 2013. Prior to that, she was Senior Vice President and Chief Financial Officer of Marathon from January 2004 to January 2007. From 2001 through 2003, Ms. Clark served as Senior Vice President and Chief Financial Officer of Nuevo Energy Company and, from 1997 until 2000, she held various roles at Santa Fe Snyder Corporation, including Chief Financial Officer and Executive Vice President of Corporate Development and Administration.

Ms. Clark is also a director of Texas Instruments Incorporated (since 2015), a global semiconductor design and manufacturing company, where she serves as a member of the Governance and Stockholder Relations Committee and previously served as a member of the Audit Committee.

From 2015 to May 2018, Ms. Clark served as a director of Goldman Sachs BDC, Inc., a specialty finance company and regulated management investment company, where she served as a member of the Audit, Compliance, Compensation, Contract Review, and Governance and Nominating Committees. Ms. Clark also previously served as a director of Goldman Sachs Private Middle Market Credit LLC, a regulated investment company and business development company, from 2016 to May 2018.

In addition, Ms. Clark served on the Board of Directors and Audit Committee of Dell Inc. from September 2011 to October 2013, including service as chairperson of the Audit Committee during 2013. Ms. Clark also served on the Board of Directors of Exterran Holdings, Inc. (and its predecessor company, Universal Compression Holdings, Inc.) from 2003 until September 2011 (including service as Audit Committee chairperson from 2004 to 2011).

CHARLES R. CRISP, 72

Director since 2002

Mr. Crisp began his career in the oil and gas industry over 40 years ago with Conoco
Inc. and has held senior management positions with numerous energy companies, including (i) Coral Energy, LLC, a subsidiary of Shell Oil Company, where he served as President and Chief Executive Officer from 1999 until his retirement in November
2000 and as President and Chief Operating Officer from 1998 to 1999; (ii) Houston
Industries Incorporated, where he served as President of the power generation group from 1996 to 1998; and (iii) Tejas Gas Corporation, a major intrastate natural gas pipeline company, where he served as President, Chief Operating Officer and a director from 1988 to 1996.

Mr. Crisp has also accumulated over 17 years of experience as a director of publicly traded energy companies. Mr. Crisp is currently a director of Targa Resources Corp. (since 2005), a provider of midstream natural gas and natural gas liquids services, where he currently serves on the Compensation Committee, as chair of the Nominating and Governance Committee and as chair of the meetings of the non-management directors. Mr. Crisp also serves as a director of Targa Resources GP, LLC, a subsidiary of Targa Resources Corp. Mr. Crisp is also currently a director of Intercontinental Exchange, Inc. (since 2002), an operator of regulated exchanges, trading platforms and clearing houses, where he currently serves on the Compensation and Audit Committees, and as a director of its subsidiaries, ICE Futures U.S., Inc., ICE Trade Vault LLC and Natural Gas Exchange Inc. (ICENGX).

In addition, Mr. Crisp is a director of Southern Company Gas (formerly, AGL Resources Inc.), a wholly-owned subsidiary of Southern Company, a leading provider of natural gas and electric utilities. Previously, from April 2003 until July 2016, Mr. Crisp served on the Board of Directors of AGL Resources Inc. (a then-publicly traded company providing natural gas distribution and marketing services), where he also served as a member of the Compensation Committee and Executive Committee and as chairperson of the Finance and Risk Management Committee. In July 2016, AGL Resources Inc. was acquired by, and became a wholly-owned subsidiary of, Southern Company.

ROBERT P. DANIELS, 61

Director since 2017

Mr. Daniels has extensive experience in the oil and gas exploration and production industry. Mr. Daniels served in various senior management positions during his 32-year career with Anadarko Petroleum Corporation, a publicly traded oil and gas exploration and production company (“Anadarko”). Prior to his retirement in December 2016,
Mr. Daniels served as President, Anadarko Canada, from 2001 to 2004, as Senior Vice
President, Exploration and Production, from 2004 to 2006, as Senior Vice President,
Worldwide Exploration, from 2006 to 2013, and as Executive Vice President,
International and Deepwater Exploration, from 2013 to 2016. Mr. Daniels was a member of Anadarko’s executive committee from 2004 to 2016 and also served as an executive committee representative to the Governance and Risk Committee of
Anadarko’s Board of Directors.

Since 2010, Mr. Daniels has served on the Board of Directors of MicroSeismic, Inc. (“MicroSeismic”), as an independent, non-executive director. Mr. Daniels is also a member of MicroSeismic’s Nominations & Governance Committee and Compensation Committee. MicroSeismic is an oilfield services company providing completions evaluation services and real-time monitoring and mapping of hydraulic fracture operations in unconventional oil and gas plays.

JAMES C. DAY, 76

Director since 2008

Mr. Day has extensive leadership experience serving as a member of senior management in various roles at Noble Corporation plc, including as Chairman of the Board from 1992 until his retirement in May 2007, Chief Executive Officer from 1984 until October 2006 and President from 1984 to 1999 and again from 2003 until February 2006. Noble Corporation plc is a publicly traded company and one of the world’s largest offshore drilling companies. During his tenure, he was recognized by Institutional Investor Magazine for the company’s performance.

Mr. Day formerly served as a director of Tidewater Inc., a publicly traded provider of large offshore service vessels to the energy sector worldwide, from 2007 to 2017, where he served on the Audit Committee and Nominating and Corporate Governance Committee. From 2004 to 2016, Mr. Day served as a director of ONEOK, Inc., the publicly traded general partner of ONEOK Partners, L.P., a provider of natural gas gathering, processing, storage and transportation services, where he served as a member of the Audit Committee and Corporate Governance Committee. Mr. Day also served as a trustee/member of The Samuel Roberts Noble Foundation from 2000 to 2016 and a director for Noble Research Institute from 2016 to 2017.

In addition, from 1993 to May 2006, Mr. Day served as a director of Global Industries, Ltd., a publicly traded provider of offshore marine construction services and as a director for Noble Energy, Inc., a worldwide independent energy company, where he served as a member of various committees, including compensation, audit and nomination. Mr. Day is the past chairman of the International Association of Drilling Contractors and the National Ocean Industries Association, and he is an honorary director of the American Petroleum Institute. Mr. Day has held numerous other leadership positions with various industry and civic associations throughout his career.

Mr. Day currently serves as the President of the James C. and Teresa K. Day Foundation.

C. CHRISTOPHER GAUT, 63

Director since 2017

Mr. Gaut has extensive leadership experience and financial and operational expertise in the oilfield services and equipment sector of the oil and gas industry. Mr. Gaut also has significant management experience and financial expertise in the contract drilling sector of the oil and gas industry.

Mr. Gaut is the Chairman and Chief Executive Officer of Forum Energy Technologies, Inc. (“Forum”). He served in such positions from August 2010 until May 2017. Effective May 2017, Mr. Gaut transitioned to the role of Executive Chairman of Forum and, effective December 31, 2017, Mr. Gaut assumed the role of non-executive Chairman of the Board of Forum. Effective November 2018, Mr. Gaut was again appointed President and Chief Executive Officer of Forum and he has served as Forum’s President, Chief Executive Officer and Chairman of the Board since such time. Mr. Gaut also served as the President of Forum from August 2010 until May 2016, and has served as a director of Forum and one of its predecessor entities since December 2006. Forum is a leading oilfield manufacturing company, providing drilling, completions and production equipment primarily to oil service companies and drilling contractors.

Prior to the formation of Forum, Mr. Gaut served as (i) a Managing Director of SCF Partners, a Houston based private equity firm investing in oilfield service and equipment companies, from October 2009 until August 2010; (ii) President of the Drilling and Evaluation Division of Halliburton Company (“Halliburton”), a publicly traded provider of oilfield services and products to the upstream oil and gas industry, from January 2008 until April 2009; and (iii) Halliburton’s Executive Vice President and Chief Financial Officer from March 2003 to December 2007.

In addition, from May 2008 until November 2019, Mr. Gaut served on the Board of Directors of Valaris plc (formerly known as Ensco Rowan plc and as Ensco plc) (“Valaris”), a leading global offshore drilling contractor, where he also served as a member of the Nominating and Governance Committee. Mr. Gaut also previously served as Co-Chief Operating Officer of Valaris from January 2002 to February 2003, and as Senior Vice President and Chief Financial Officer of Valaris from December 1987 until February 2003.

JULIE J. ROBERTSON, 64

Director since 2019

Ms. Robertson has extensive experience in the oil and gas industry and a wealth of knowledge of the drilling services sector from her 40-year career and various roles with Noble Corporation plc (“Noble”), a publicly traded company and one of the world’s largest offshore drilling companies.

Ms. Robertson was named Chairman of the Board, President and Chief Executive Officer of Noble in January 2018. Ms. Robertson previously served in various other management roles for Noble and its subsidiaries, including (i) Executive Vice President from 2006 to January 2018, (ii) Senior Vice President — Administration from 2001 to 2006 and (iii) Vice President — Administration from 1996 to 2001. Ms. Robertson also served continuously as Corporate Secretary of Noble from 1993 until assuming the Chairman’s role in 2018. Ms. Robertson joined a predecessor subsidiary of Noble in 1979.

DONALD F. TEXTOR, 73

Director since 2001; 2020 presiding director

Mr. Textor was previously employed by Goldman, Sachs & Co., where he was a General Partner until his retirement in March 2001 and where he had 21 years of experience as the firm’s senior security analyst for domestic oil and gas exploration and production companies.

Mr. Textor previously served on the Board of Directors of Trilogy Energy Corp. (from April 2005 until September 2017), where he also served as a member of the Compensation Committee. Trilogy Energy Corp., a petroleum and natural gas-focused Canadian energy corporation, merged with Paramount Resources Ltd. effective September 2017.

As a result of serving in these roles and serving as a member of our Audit Committee since May 2001 (including as Chairman from May 2001 until February 2015), Mr. Textor has accumulated significant leadership and financial reporting experience as well as extensive knowledge of the oil and gas exploration and production industry.

WILLIAM R. THOMAS, 67

Director since 2013

Mr. Thomas was named Chairman of the Board and Chief Executive Officer, effective January 2014. Prior to that, he served as President and Chief Executive Officer from July 2013 through December 2013 and as President from September 2011 to July 2013. Mr. Thomas previously held other leadership positions at EOG, including Senior Executive Vice President, Exploitation and Senior Executive Vice President, Exploration. Mr. Thomas has been with EOG and its predecessor companies for over 41 years.

Mr. Thomas has also previously served as the General Manager of EOG’s Fort Worth, Texas, Midland, Texas and Corpus Christi, Texas offices, where he was instrumental in EOG’s successful exploration, development and exploitation of various key resource plays. Mr. Thomas joined HNG Oil Company, a predecessor of EOG, in January 1979.

In addition, Mr. Thomas is a director of National Oilwell Varco, Inc. (since 2015), a provider of oilfield services and equipment to the upstream oil and gas industry worldwide, where he serves on the Audit Committee and Compensation Committee.

ITEM 2.

RATIFICATION OF APPOINTMENT OF AUDITORS

General

For 2019 and 2018, we retained our principal auditors, Deloitte & Touche LLP (“Deloitte”), independent registered public accounting firm, to provide services in the following categories and, in consideration of such services, have paid (or will pay) to Deloitte the following amounts (which, as further discussed below, include certain estimated amounts):

Audit Fees.    The aggregate fees billed for professional services rendered by Deloitte in connection with the audits of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and December 31, 2018 and the reviews of our quarterly consolidated financial statements included in our Forms 10-Q for such fiscal years were $3,356,536 and $3,220,049, respectively. In addition, Deloitte renders professional services to EOG in connection with the annual statutory audits of the financial statements of our Trinidad and China subsidiaries. The fees billed for such statutory audits for the fiscal year ended December 31, 2018 totaled $143,309; the fees billed for such statutory audits for the fiscal year ended December 31, 2019 (which audits will commence in the second quarter of 2020) are expected to total approximately $146,611.

Audit-Related Fees.    The aggregate fees billed for the fiscal years ended December 31, 2019 and December 31, 2018 for assurance and related services rendered by Deloitte that were reasonably related to the audits and reviews of our consolidated financial statements and/or the above-described statutory audits, but not reportable as Audit Fees above, were $71,662 and $150,000, respectively. Audit-Related Fees for 2019 (which aggregate amount includes (i) certain amounts in respect of services rendered in 2019 for which final invoices were not provided until 2020 and (ii) amounts in respect of certain projects related to our fiscal year 2019 audits and reviews that were or will be completed in the first half of 2020) were primarily for audit services performed in connection with certain accounting and auditing matters, including our implementation (effective January 1, 2019) of the new lease accounting standard (FASB ASC 842). Audit-Related Fees for 2018 were primarily for audit services performed in connection with (1) our April 2018 and December 2018 registration statement filings with the SEC, (2) TCJA-related matters and (3) certain other accounting and auditing matters, including our implementation (effective January 1, 2019) of the new lease accounting standard (FASB ASC 842).

Tax Fees.    Deloitte did not render any tax compliance, tax advice or tax planning services to us for the fiscal year ended December 31, 2019 or the fiscal year ended December 31, 2018.

All Other Fees.    The aggregate fees billed for services rendered by Deloitte not reportable as Audit Fees, Audit-Related Fees or Tax Fees above for the fiscal years ended December 31, 2019 and December 31, 2018 were $2,051 and $2,873, respectively. All Other Fees for 2019 and 2018 were for certain research-related services.

Pre-Approval of Audit and Non-Audit Services.    The Audit Committee pre-approves all audit and non-audit services provided to us by our independent auditors at the Audit Committee’s first meeting of each calendar year and at subsequent meetings as necessary. The non-audit services to be provided are specified and shall not exceed a specified dollar limit.

Management is directed to provide a report to the Audit Committee, at each regular meeting of the Audit Committee, showing in reasonable detail the services provided by the independent auditors to us since the beginning of the calendar year, as well as the then-estimated cost to-date of audit and non-audit services provided.

During the course of a year, if additional non-audit services are deemed to be appropriate or advisable, these services are presented to the Audit Committee for pre-approval, subject to the availability of the de minimis exception for non-audit services set forth in Section 202 of the Sarbanes-Oxley Act and in Rule 2-01 of Regulation S-X. The Audit Committee has delegated to the Chairperson of the Audit Committee the authority to approve non-audit services provided by the independent auditors to us pursuant to such exception. None of the services rendered by Deloitte for the years ended December 31, 2019 and December 31, 2018 and reportable as Audit-Related Fees, Tax Fees or All Other Fees above were approved by the Audit Committee or the Chairperson of the Audit Committee pursuant to such de minimis exception.

Ratification of Appointment for 2020

The Audit Committee of the Board has sole and direct authority to appoint, compensate, oversee, evaluate and terminate the company’s independent auditor, and it is responsible for fee negotiations associated with the retention of the company’s independent auditor. The Audit Committee has appointed Deloitte to audit our consolidated financial statements for the year ending December 31, 2020, and such appointment has been approved by the Board. Deloitte has served as our independent auditor continuously since 2002.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of Deloitte to serve as the company’s independent auditor is in the best interests of the company and its stockholders, and we are asking our stockholders to ratify the appointment of Deloitte as the company’s independent auditor for 2020.

Ratification of this appointment shall be effective upon the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against the ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” the ratification of the appointment of Deloitte.

In the event the appointment of Deloitte is not ratified, the Audit Committee will consider the appointment of other independent auditors. A representative of Deloitte is expected to be present at the Annual Meeting and will be available to make a statement, if such representative desires to do so, and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

ITEM 3.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our named executive officers (as disclosed in this proxy statement) by voting “FOR” or “AGAINST” the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Compensation Discussion and Analysis” (beginning on page 16) and the compensation tables and related narrative discussion provided under “Executive Compensation” (beginning on page 31).

As described under “Compensation Discussion and Analysis,” our Compensation Committee, which is comprised exclusively of independent directors, oversees all aspects of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

As further discussed above under “Compensation Discussion and Analysis,” the Compensation Committee believes that our executive management team has established and exemplified a unique culture that has firmly established EOG as a leader in domestic oil and gas exploration and production. Our shift in focus to “premium” wells has further established EOG as the industry leader in generating high-return organic growth. Our executive management team has enhanced stockholder value by continuing to focus on effective deployment of capital to deliver the highest returns through commodity price cycles.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation, protection and enhancement of stockholder value. In addition, we believe that our executive compensation program has played a significant role in our ability to achieve superior, long-term stock price performance. As noted above, since becoming an independent public company in August 1999, our stock price performance has significantly exceeded the collective performance of our peer group companies as well as the performance of the Dow Jones Industrial Average, the Nasdaq Composite Index and the Standard & Poor’s 500 Index (measured as of March 13, 2020).

Accordingly, the Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement for the Company’s 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, be, and hereby is, approved”.

The approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions with respect to this proposal will have the effect of a vote against this proposal and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within 10 days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the accompanying form of proxy will vote such proxy “FOR” this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Further, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders may propose matters to be presented at our stockholder meetings and may also nominate persons to be directors of EOG. Formal procedures have been established for those proposals and nominations.

Proposals for 2021 Annual Meeting of Stockholders and 2021 Proxy Materials

Proposals of holders of our Common Stock intended to be presented at our 2021 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary (Michael P. Donaldson), at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no later than November 20, 2020.

Nominations for 2021 Annual Meeting of Stockholders and for Any Special Meetings of Stockholders

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Pursuant to our bylaws, nominations of persons for election to our Board may be made at a meeting of our stockholders:

•	pursuant to our notice of the meeting;

•	by or at the direction of the Board;

•

by any stockholder who (1) was a stockholder of record at the time of giving the notice discussed below and is a stockholder of record at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the notice requirements of Article II, Section 3 of our bylaws; and

•

with respect to the submission of a “proxy access” nominee, by a stockholder or stockholder group that satisfies the eligibility, notice, disclosure and other requirements of, and complies with, paragraph (A)(4) of Article II, Section 3 of our bylaws (as summarized below).

Nominations by any of our stockholders shall be made pursuant to timely notice, in writing, to our Corporate Secretary. To be timely with respect to our 2021 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 20, 2020 and no later than the close of business on December 21, 2020 with respect to an election to be held at our 2021 annual meeting of stockholders. With respect to an election to be held at a special meeting of our stockholders for the election of directors, such notice, to be timely, shall be delivered to our Corporate Secretary at our principal executive offices not earlier than the close of business on the 120th day prior to the date of such special meeting, and not later than the close of business on the later of (1) the 90th day prior to the date of such special meeting or (2) if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

The notice shall set forth the information required by paragraph (A)(2) of Article II, Section 3 of our bylaws, including, but not limited to, (1) such stockholder’s name and address, as such information appears on our books, (2) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (3) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests), (4) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock, (5) all information relating to such stockholder’s director nominee that would be required to be disclosed in a proxy statement in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (6) a description of all direct and indirect compensation and other material monetary agreements and relationships between such stockholder and such proposed nominee, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (7) a written representation and agreement by such nominee to comply with any codes, policies and guidelines of EOG and any rules, regulations and listing standards, in each case as applicable to directors of EOG, (8) a written representation and agreement by such nominee that he or she (A) is not and will not become a party to any arrangement with, and has not given (and will not give) any commitment to, any person or entity as to how such nominee, if elected as a director of EOG, will act or vote on any issue or question that has not been disclosed to EOG, and (B) is not and will not become a party to any direct or indirect compensatory, payment, reimbursement, indemnification or other financial arrangement with any person or entity other than EOG in connection with his or her nomination, service or action as a director of EOG that has not been disclosed to EOG and (9) the terms of all arrangements between such stockholder and such nominee and any other person, including such stockholder and any beneficial owner and their respective affiliates and associates or others acting in concert therewith, pursuant to which the nomination of such nominee is to be made by the stockholder.

Furthermore, to be eligible to be a nominee of any stockholder for election or re-election as a director of EOG, a person must deliver to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices (in accordance with the time periods prescribed for delivery of notice under paragraph (A)(2) of Article II, Section 3 of our bylaws) a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made. Acceptable forms of such questionnaire and of the written representations and agreements referred to in clauses (7) and (8) of the preceding paragraph will be provided to the requesting stockholder and nominee by our Corporate Secretary upon written request.

In addition to satisfying the above-referenced notice and disclosure requirements, a stockholder, or group of not more than 20 stockholders, meeting specified eligibility requirements (collectively, an “eligible stockholder”) may submit director nominees for inclusion in the proxy statement and proxy card for our 2021 annual meeting of stockholders. In order to be eligible to utilize our “proxy access” bylaw, an eligible stockholder must have owned 3% or more of our outstanding common stock continuously for at least three years. In addition, director nominees submitted pursuant to these provisions (each, a “stockholder proxy access nominee”) must meet specified criteria, and the maximum number of stockholder proxy access nominees that may be included in our proxy materials for our 2021 annual meeting of stockholders pursuant to these provisions may not exceed 20% of the number of our directors then in office. The foregoing summary of our “proxy access” bylaw (which contains additional eligibility, procedural and disclosure requirements) does not purport to be complete and is qualified in its entirety by reference to paragraph (A)(4) of Article II, Section 3 of our bylaws.

In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board, the Board or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee.

Notwithstanding our bylaw provisions described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the related rules and regulations thereunder with respect to the matters set forth in such bylaw provisions.

Other Stockholder Business for 2021 Annual Meeting of Stockholders

For other business (other than stockholder proposals under Rule 14a-8 and director nominations) to be brought before an annual meeting of stockholders by any of our stockholders, the stockholder must have given timely notice, in writing, to our Corporate Secretary of the business to be brought before the annual meeting. To be timely with respect to our 2021 annual meeting of stockholders, notice given by a stockholder shall be delivered to our Corporate Secretary (Michael P. Donaldson) at our principal executive offices at 1111 Bagby, Sky Lobby 2, Houston, Texas 77002, no earlier than the close of business on November 20, 2020 and no later than the close of business on December 21, 2020.

The notice shall set forth the information required by Article II, Section 3 of our bylaws, including, but not limited to, (1) a brief description of the business desired to be brought before the annual meeting, (2) the reasons for conducting such business at the annual meeting, (3) any material interest of such stockholder in such business, (4) the text of the proposal or business (including the text of any resolutions proposed for consideration), (5) such stockholder’s name and address, as such information appears on our books, (6) the number of shares of our Common Stock which are directly or indirectly beneficially owned by the stockholder, (7) all other direct or indirect interests of such stockholder in our Common Stock (including derivative and “short” interests) and (8) any arrangement pursuant to which such stockholder has a right to vote any shares of our Common Stock.

GENERAL

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the accompanying form of proxy.

By Order of the Board of Directors,

MICHAEL P. DONALDSON
Corporate Secretary

Houston, Texas

March 20, 2020

Annex A

EOG RESOURCES, INC.

DIRECT AFTER-TAX RATE OF RETURN (ATROR)

The calculation of our direct after-tax rate of return (ATROR) with respect to our capital expenditure program for a particular play or well is based on the estimated recoverable reserves (“net” to EOG’s interest) for all wells in such play or such well (as the case may be), the estimated net present value (NPV) of the future net cash flows from such reserves (for which we utilize certain assumptions regarding future commodity prices and operating costs) and our direct net costs incurred in drilling or acquiring (as the case may be) such wells or well (as the case may be). As such, our direct ATROR with respect to our capital expenditures for a particular play or well cannot be calculated from our consolidated financial statements.

Direct ATROR

Based on Cash Flow and Time Value of Money

–	Estimated future commodity prices and operating costs
–	Costs incurred to drill, complete and equip a well, including facilities

Excludes Indirect Capital

–	Gathering and Processing and other Midstream
–	Land, Seismic, Geological and Geophysical

Payback ~12 Months on 100% Direct ATROR Wells

First Five Years ~1/2 Estimated Ultimate Recovery Produced but ~3/4 of NPV Captured

Return on Equity / Return on Capital Employed

Based on GAAP Accrual Accounting

Includes All Indirect Capital and Growth Capital for Infrastructure

–	Eagle Ford, Bakken, Permian Facilities
–	Gathering and Processing

Includes Legacy Gas Capital and Capital from Mature Wells

EOG RESOURCES, INC.

RECONCILIATION OF AFTER-TAX NET INTEREST EXPENSE,

NET DEBT AND TOTAL CAPITALIZATION

CALCULATION OF RETURN ON CAPITAL EMPLOYED

(Unaudited; in millions, except ratio data)

The following chart reconciles Net Interest Expense (GAAP), Current and Long-Term Debt (GAAP) and Total Capitalization (GAAP) to After-Tax Net Interest Expense (Non-GAAP), Net Debt (Non-GAAP) and Total Capitalization (Non-GAAP), respectively, as used in the Return on Capital Employed (ROCE) calculation. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize After-Tax Net Interest Expense, Net Debt and Total Capitalization (Non-GAAP) in their ROCE calculation. EOG management uses this information for purposes of comparing its financial performance with the financial performance of other companies in the industry.

	2019	2018
Return on Capital Employed (ROCE) (Non-GAAP) (Calculated Using GAAP Net Income)

Net Interest Expense (GAAP)	$185
Tax Benefit Imputed (based on 21%)	(39)

After-Tax Net Interest Expense (Non-GAAP) - (a)	$146

Net Income (GAAP) - (b)	$2,735

Total Stockholders’ Equity - (c)	$21,641	$19,364

Current and Long-Term Debt (GAAP) - (d)	$5,175	$6,083
Less: Cash	(2,028)	(1,556)

Net Debt (Non-GAAP) - (e)	$3,147	$4,527

Total Capitalization (GAAP) - (c) + (d)	$26,816	$25,447

Total Capitalization (Non-GAAP) - (c) + (e)	$24,788	$23,891

Average Total Capitalization (Non-GAAP) * - (f)	$24,340

ROCE (GAAP Net Income) - [(a) + (b)] / (f)	11.8%

*	Average for the current and immediately preceding year

EOG RESOURCES, INC.

RECONCILIATION OF DISCRETIONARY CASH FLOW

(Unaudited; in thousands)

CALCULATION OF FREE CASH FLOW

(Unaudited; in thousands)

The following chart reconciles the twelve-month period ended December 31, 2019 Net Cash Provided by Operating Activities (GAAP) to Discretionary Cash Flow (Non-GAAP). EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who adjust Net Cash Provided by Operating Activities for Exploration Costs (excluding Stock-Based Compensation Expenses), Other Non-Current Income Taxes – Net Receivable, Changes in Components of Working Capital and Other Assets and Liabilities, and Changes in Components of Working Capital Associated with Investing and Financing Activities. EOG defines Free Cash Flow (Non-GAAP) for a given period as Discretionary Cash Flow (Non-GAAP) (see below reconciliation) for such period less the total cash capital expenditures (before acquisitions) incurred (Non-GAAP) (see below reconciliation) during such period, as is illustrated below for the twelve months ended December 31, 2019. EOG management uses this information for comparative purposes within the industry.

Twelve Months Ended December 31, 2019
Net Cash Provided by Operating Activities (GAAP)	$8,163,180
Adjustments:
Exploration Costs (excluding Stock-Based Compensation Expenses)	113,733
Other Non-Current Income Taxes - Net Receivable	238,711
Changes in Components of Working Capital and Other Assets and Liabilities
Accounts Receivable	91,792
Inventories	(90,284)
Accounts Payable	(168,539)
Accrued Taxes Payable	(40,122)
Other Assets	(358,001)
Other Liabilities	56,619
Changes in Components of Working Capital Associated with Investing and Financing Activities	115,061

Discretionary Cash Flow (Non-GAAP)	$8,122,150

Discretionary Cash Flow (Non-GAAP)	$8,122,150
Less:
Total Cash Expenditures Before Acquisitions (Non-GAAP) (a)	(6,234,454)

Free Cash Flow (Non-GAAP) (b)	$1,887,696

(a) See below reconciliation of Total Expenditures (GAAP) to Total Cash Capital Expenditures Before Acquisitions (Non-GAAP) for the twelve months ended December 31, 2019:
Total Expenditures (GAAP)	$6,900,450

Less:
Asset Retirement Costs	(186,088)
Non-Cash Expenditures of Other Property, Plant and Equipment	(2,266)
Non-Cash Acquisition Costs of Unproved Properties	(97,704)
Acquisition Costs of Proved Properties	(379,938)

Total Cash Capital Expenditures Before Acquisitions (Non-GAAP)	$6,234,454

(b) To better align the presentation of free cash flow for comparative purposes within the industry, free cash flow has been updated to exclude dividends paid (GAAP) as a reconciling item for the twelve months ending December 31, 2019.

EOG RESOURCES, INC.

RECONCILIATION OF NET DEBT AND TOTAL CAPITALIZATION

CALCULATION OF NET DEBT-TO-TOTAL CAPITALIZATION RATIO

(Unaudited; in millions, except ratio data)

The following chart reconciles Current and Long-Term Debt (GAAP) to Net Debt (Non-GAAP) and Total Capitalization (GAAP) to Total Capitalization (Non-GAAP), as used in the Net Debt-to-Total Capitalization ratio calculation. A portion of the cash is associated with international subsidiaries; tax considerations may impact debt paydown. EOG believes this presentation may be useful to investors who follow the practice of some industry analysts who utilize Net Debt and Total Capitalization (Non-GAAP) in their Net Debt-to-Total Capitalization ratio calculation. EOG management uses this information for comparative purposes within the industry.

	At December 31,
	2019	2018
Total Stockholders’ Equity - (a)	$21,641	$19,364

Current and Long-Term Debt (GAAP) - (b)	5,175	6,083
Less: Cash	(2,028)	(1,556)

Net Debt (Non-GAAP) - (c)	3,147	4,527

Total Capitalization (GAAP) - (a) + (b)	$26,816	$25,447

Total Capitalization (Non-GAAP) - (a) + (c)	$24,788	$23,891

Debt-to-Total Capitalization (GAAP) - (b) / [(a) + (b)]	19%	24%

Net Debt-to-Total Capitalization (Non-GAAP) - (c) / [(a) + (c)]	13%	19%

GLOSSARY OF TERMS

Bbl — barrel (of crude oil or natural gas liquids)

Boe — barrel of oil equivalent

DD&A — depreciation, depletion and amortization

GAAP — Generally Accepted Accounting Principles

G&A — general and administrative

GHG — greenhouse gas

LOE — lease operating expense

LTI — long-term incentive

MBbld — thousand barrels per day

MBoed — thousand barrels of oil equivalent per day

Mcf — thousand cubic feet (of natural gas)

ROCE — return on capital employed

TSR — total stockholder return

EOG RESOURCES, INC. 1111 BAGBY SKY LOBBY 2 HOUSTON, TX 77002	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by EOG Resources, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 29, 2020. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EOG Resources, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
VOTE IN PERSON

If you would like to attend the annual meeting and vote in person, you may contact EOG Resources, Inc. at (713) 651-7000 (Attention: Michael P. Donaldson, Corporate Secretary) for directions to the annual meeting. Please see the proxy statement for annual meeting attendance requirements.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E94260-P31785       KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EOG RESOURCES, INC.
The Board of Directors recommends a vote FOR each of the following nominees:
1. To elect eight directors of the Company to hold office until the 2021 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Nominees:		For	Against	Abstain
1a. Janet F. Clark		☐	☐	☐	The Board of Directors recommends a vote FOR each of the following proposals:		For	Against	Abstain
1b. Charles R. Crisp		☐	☐	☐

2.  To ratify the appointment by the Audit Committee of the Board of Directors of Deloitte & Touche LLP, independent registered public accounting firm, as auditors for the Company for the year ending December 31, 2020.

							☐	☐	☐
1c. Robert P. Daniels		☐	☐	☐
1d. James C. Day		☐	☐	☐
1e. C. Christopher Gaut		☐	☐	☐
1f. Julie J. Robertson		☐	☐	☐	3. To approve, by non-binding vote, the compensation of the Company’s named executive officers.		☐	☐	☐
1g. Donald F. Textor		☐	☐	☐
1h. William R. Thomas		☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)				☐

Please indicate if you plan to attend the annual meeting.		☐	☐
		Yes	No

IMPORTANT: Please date this proxy and sign exactly as your name appears above. If stock is held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and others signing in a representative capacity, please give your full titles. If a corporation, please sign in full corporate name by president or other duly authorized officer. If a partnership, please sign in partnership name by duly authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

2020 Annual Meeting of Stockholders

Thursday, April 30, 2020

2:00 P.M. (CT)

Heritage Plaza

1111 Bagby

Houston, Texas 77002

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of

Stockholders To Be Held on April 30, 2020:

The Notice of Annual Meeting of Stockholders, 2020 Proxy Statement and 2019 Annual Report

are available at www.proxyvote.com.

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E94261-P31785

EOG RESOURCES, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS
April 30, 2020

The enclosed form of proxy is solicited by the Board of Directors of EOG Resources, Inc.

  The undersigned stockholder of EOG Resources, Inc., a Delaware corporation (the “Company”), by signing this proxy, hereby revokes all prior proxies and appoints Michael P. Donaldson and Amos J. Oelking, III with full power of substitution, as true and lawful agents and proxies to represent the undersigned at the 2020 Annual Meeting of stockholders to be held on Thursday, April 30, 2020, at 2:00 P.M., CT, and at any adjournments thereof, and to vote all the shares of common stock of the Company held of record by the undersigned at the close of business on March 6, 2020.The Board of Directors recommends a vote “FOR” each of the nominees for directors and “FOR” Items 2 and 3, as set forth on the reverse side.

  SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTORS, “FOR” ITEMS 2 AND 3, AND, IN THE DISCRETION OF THE AGENTS AND PROXIES, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Do not return your proxy card if you are voting by Internet or telephone. Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side)